                                                                     EXHIBIT 2.1


                               MERGER AGREEMENT

                         DATED AS OF DECEMBER 21, 1995

                              AMONG RADIUS INC.,

                           SPLASH TECHNOLOGY, INC.,

                     SUMMIT SUBORDINATED DEBT FUND, L.P.,

                           SUMMIT VENTURES IV, L.P.,

                          SUMMIT INVESTORS II, L.P.,

                       SPLASH TECHNOLOGY HOLDINGS, INC.

                                      AND

                          SPLASH MERGER COMPANY, INC.

                               TABLE OF CONTENTS

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ARTICLE I

     THE MERGER; EXCHANGE OF SECURITIES........................................2
     1.1    CONTRIBUTION OF CSG ASSETS TO COMPANY..............................2
     1.2    THE MERGER.........................................................3
     1.3    CONVERSION OF SHARES...............................................3
     1.4    THE CLOSING OF THE MERGER..........................................3
     1.5    POST-CLOSING CONTRIBUTION BY SELLER................................4

ARTICLE II

     REPRESENTATIONS AND WARRANTIES OF
     THE INVESTORS, HOLDCO AND HOLDCO SUB......................................5

     2.1    HOLDCO AND HOLDCO SUB..............................................5
     2.2    INVESTOR AUTHORIZATION.............................................7
     2.3    FINDERS OR BROKERS.................................................7

ARTICLE III

     REPRESENTATIONS AND WARRANTIES OF SELLER AND COMPANY......................7
     3.1    REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE COMPANY.......8

ARTICLE IV

CONDITIONS PRECEDENT TO THE OBLIGATIONS.......................................20
     4.1    REPRESENTATIONS AND WARRANTIES....................................20
     4.2    ABSENCE OF LITIGATION.............................................20
     4.3    PERFORMANCE OF OBLIGATIONS........................................20
     4.4    DOCUMENTATION AT CLOSING..........................................20
     4.5    MATERIAL ADVERSE CHANGE...........................................23
     4.6    CONDUCT OF BUSINESS; REVENUES.....................................23
     4.7    CONSENTS, WAIVERS, ETC............................................23
     4.8    ACCOUNTING REVIEW.................................................24
     4.9    PERFORMANCE UNDER RESTRICTED STOCK PURCHASE AGREEMENT.............24
     4.10   HART-SCOTT-RODINO WAITING PERIOD..................................24
     4.11   ASSETS TRANSFER. .................................................24
     4.12   ELECTION UNDER SECTION 338(H)(10). ...............................24
     4.13   NUBUS EQUIPPED COMPUTERS. ........................................25
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ARTICLE V

     CONDITIONS PRECEDENT TO SELLER'S AND COMPANY'S OBLIGATIONS...............25
     5.1    REPRESENTATIONS AND WARRANTIES....................................25
     5.2    ABSENCE OF LITIGATION.............................................25
     5.3    PERFORMANCE OF OBLIGATIONS........................................25
     5.4    AIRNESS OPINION...................................................25
     5.5    CONSENTS, WAIVERS, ETC. ..........................................25
     5.6    BOARD OF DIRECTORS................................................26
     5.7    HOLDCO CASH.......................................................26
     5.8    HART-SCOTT RODINO WAITING PERIOD..................................26
     5.9    DOCUMENTATION AT CLOSING..........................................26
     5.10   PERFORMANCE UNDER RESTRICTED STOCK PURCHASE AGREEMENT.............28

ARTICLE VI

     POST-CLOSING COVENANTS...................................................28
     6.1    AFFIRMATIVE COVENANTS OF HOLDCO OTHER THAN REPORTING REQUIREMENTS.28
     6.2    NEGATIVE COVENANTS OF HOLDCO......................................30
     6.3    REPORTING REQUIREMENTS OF HOLDCO..................................32
     6.4    CONFIDENTIALITY...................................................34
     6.5    COVENANTS OF SELLER...............................................34

ARTICLE VII

     OBLIGATIONS PENDING THE CLOSING..........................................35
     7.1    ACCESS............................................................35
     7.2    CONDUCT OF COMPANY'S BUSINESS.....................................36
     7.3    CONSENTS..........................................................38
     7.4    NOTICE OF BREACH..................................................39
     7.5    SELLER AND INVESTORS AS STOCKHOLDERS..............................39
     7.6    RETENTION OF CSG EARNINGS.........................................39

ARTICLE VIII

     OBLIGATIONS AT OR PRIOR TO THE CLOSING...................................40
     8.1    EXCLUSIVITY/OTHER OFFERS..........................................40
     8.2    OTHER DELIVERIES..................................................40
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ARTICLE IX

     NATURE AND SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
     COVENANTS................................................................41
     9.1    SURVIVAL OF REPRESENTATIONS AND WARRANTIES........................41

ARTICLE X

     INDEMNIFICATION..........................................................41
     10.1   INDEMNIFICATION BY THE SELLER FOR BREACH OF THIS AGREEMENT........41
     10.2   INDEMNIFICATION BY THE SELLER FOR EFI LITIGATION..................41
     10.3   CLAIMS FOR INDEMNIFICATION OF INVESTORS...........................42
     10.4   DEFENSE BY SELLER.................................................42
     10.5   TIME LIMITATION ON INDEMNIFICATION OF INVESTORS, HOLDCO AND
            COMPANY...........................................................43
     10.6   MONETARY LIMITATION ON INDEMNIFICATION OF INVESTORS, HOLDCO AND
            COMPANY...........................................................43
     10.7   DAMAGES TO INVESTORS..............................................43
     10.8   NO WAIVER BY INVESTORS, HOLDCO AND COMPANY........................44
     10.9   MATERIALITY.......................................................44
     10.10  INDEMNIFICATION BY HOLDCO AND INVESTORS...........................44
     10.11  CLAIMS FOR INDEMNIFICATION OF SELLER..............................44
     10.12  DEFENSE BY HOLDCO AND INVESTORS...................................44
     10.13  TIME LIMITATION ON INDEMNIFICATION OF SELLER......................45
     10.14  MONETARY LIMITATION ON INDEMNIFICATION OF SELLER..................45
     10.15  NO WAIVER BY SELLER...............................................45

ARTICLE XI

     DEFINITIONS AND ACCOUNTING TERMS.........................................46
     11.1   CERTAIN DEFINED TERMS.............................................46
     11.2   ACCOUNTING TERMS..................................................52

ARTICLE XII
     MISCELLANEOUS............................................................52
     12.1   NO WAIVER; CUMULATIVE REMEDIES....................................52
     12.2   TERMINATION.......................................................52
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     12.3   AMENDMENTS, WAIVERS AND CONSENTS..................................52
     12.4   ADDRESSES FOR NOTICES, ETC........................................53
     12.5   COSTS, EXPENSES AND TAXES.........................................54
     12.6   BINDING EFFECT; ASSIGNMENT........................................54
     12.7   PRIOR AGREEMENTS..................................................54
     12.8   SEVERABILITY......................................................54
     12.9   GOVERNING LAW.....................................................54
     12.10  HEADINGS..........................................................54
     12.11  COUNTERPARTS......................................................54
     12.12  FURTHER ASSURANCES................................................54
     12.13  CONFIDENTIALITY...................................................55
     12.14  PRESS RELEASE.....................................................55
     12.15  INDEMNIFIED PARTIES...............................................55
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

                               MERGER AGREEMENT

     THIS MERGER AGREEMENT (the "Agreement") is made and entered into as of December 21, 1995, by and among RADIUS INC., a California corporation (the "Seller"), SPLASH TECHNOLOGY, INC., a Delaware corporation (the "Company"), SPLASH TECHNOLOGY HOLDINGS, INC., a Delaware corporation ("Holdco"), SPLASH MERGER COMPANY, INC., a Delaware corporation, ("Holdco Sub") and the entities listed as Investors on the signature page(s) hereof (the "Investors").


                                    RECITALS

     A. The Seller currently operates a Color Server Group ("CSG") which is engaged in the business of the design, manufacture and sale of color servers for the color printing market, which such color servers are comprised of computer software, computer hardware, hardware interfaces to computers and color photocopying, scanning and printing devices, and the integration of such elements with computers, computer networks, software and color photocopying, scanning and printing devices.

     B. Immediately prior to the Merger described below, Seller shall contribute the assets and certain liabilities of CSG to the Company, which shall be a wholly-owned subsidiary of Seller. Immediately prior to the closing of the Merger described below, all of Holdco's capital stock shall be held by the Investors and Holdco Sub shall be a wholly-owned subsidiary of Holdco.

     C. Immediately following the transfer of the assets and certain liabilities of CSG to the Company described above, Holdco Sub shall merge into and with the Company, with the Company surviving, and the Seller shall receive from Holdco Series B Redeemable and Convertible Preferred Stock, par value $0.001, of the Company ("Series B Preferred Stock") convertible into approximately 19.9% of Holdco Common Stock (post-closing and without considering dilution by management options) and $21,945,175 in cash. Prior to such Merger, the management of the Company shall have purchased approximately 6.1% of Holdco Common Stock (post-closing and without considering dilution by management options) from Holdco pursuant to a Restricted Stock Purchase Agreement, thus leaving approximately 74% of Holdco Common Stock (post-closing and without considering dilution by management options) in the hands of the Investors.

     D. The respective boards of directors and stockholders of Holdco Sub and the Company have approved the merger (the "Merger") of Holdco Sub into and with the Company pursuant to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein, and subject to the terms and conditions hereinafter set forth, the parties hereby agree as follows:

                                   ARTICLE I

                      THE MERGER; EXCHANGE OF SECURITIES

     1.1 CONTRIBUTION OF CSG ASSETS TO COMPANY. Immediately prior to the Effective Time (as hereinafter defined), the Seller shall transfer, assign and deliver to the Company, and the Company shall accept and receive from the Seller, all right, title and interest of the Seller, free and clear of all Liens, other than as specified on Exhibit 1.1A or in the Disclosure Letter (as hereinafter defined), in and to those tangible and intangible rights, properties and assets set forth on Exhibit 1.1A hereto (the "Assets"). Immediately prior to the Effective Time, the Certificate of Incorporation of the Company shall be in the form of Exhibit 1.1B hereto, and the By-Laws of the Company shall be in the form of Exhibit 1.1C hereto. The Company shall assume from the Seller all of its obligations under the contracts, commitments and undertakings which are specifically identified on Exhibit 1.1A as Contracts (the "Contracts"). Other than the Company's obligations under the Contracts, the Company shall assume and agree to perform or discharge, when and as due, only those obligations, claims and liabilities described on Exhibit 1.1D hereto (the "Assumed Liabilities").
Exhibit 1.1D sets forth all employees and consultants of the Seller that are realted to CSG and the Business and who will become employees and consultants of the Company. As part of the same transaction, the Company and the Seller shall enter into a Corporate Services Agreement mutually agreeable in form and substance to the Seller and the Investors. Such Corporate Services Agreement shall specify that the Seller provide the Company with certain tax, accounting, legal, purchasing, payroll, information services, human resources and other services (consistent with Past Practices and the provision of all services and other items provided by the Seller to CSG immediately prior to the date hereof) for a period extending for 3 months after the date of the Closing. The consideration to be provided by the Company shall be based on the level of use of services and market rates for similar services. Such Corporate Services Agreement shall allow for termination by the Company with respect to any services or part thereof upon 30 days prior notice to the Seller. Holdco shall use reasonable efforts to become independent of the Seller with respect to such services within 30 days of the Closing. The Corporate Services Agreement also will provide for payment of consideration to the Seller for such services, if any, provided by the Seller to CSG from January 1, 1996 to the date of the Closing, to the extent that the Seller was not compensated for such services previously. Further, as part of the same transaction, the Company and the Seller shall enter into a Sub-Lease mutually agreeable in form and substance to the Seller and the Investors. Such Sub-Lease shall specify that the Seller provide the Company with rental of the real property owned or leased by the Seller that is to be occupied by the Company for a period extending for 3 months after the date of the Closing. The consideration to be provided by the Company shall be based on the amount of rental space actually occupied by the Company and the rent paid by the Seller for such rental space. Such Sub-Lease shall allow for termination by the Company with respect to any rental space or part thereof upon 30 days prior notice to the Seller. The Sub-Lease also will provide for payment of consideration to the Seller for such rental space, if any, provided by the Seller to CSG from January 1, 1996 to the date of the Closing, to the extent that the Seller was not compensated for such rental previously. In addition, as part of the same transaction, the Company and the Seller shall have entered into a Trademark License Agreement, mutually agreeable in form and substance to the Seller and the Investors, which shall permit the Company to use certain Seller trademarks that have been and are expected to be used in the Business for a period extending 18 months after the date of the Closing. Such Trademark License Agreement

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shall be in full force and effect and binding upon the parties thereto. Any sales, use or transfer Taxes or permit or license transfer fees and expenses relating to the transfer of the Assets from the Seller to the Company or otherwise due as a result of the transactions contemplated by this Agreement shall be paid by the Seller.

     1.2    THE MERGER.

            (a) SURVIVING CORPORATION. Subject to the conditions contained herein and in accordance with the provisions of this Agreement and the DGCL, at the Effective Time (as hereinafter defined), Holdco Sub shall be merged with and into the Company, which, as the corporation surviving in the Merger (the "Surviving Corporation"), shall continue unaffected and unimpaired by the Merger to exist under and be governed by the laws of the State of Delaware. At the Effective Time, the separate existence of Holdco Sub shall cease except to the extent provided by law in the case of a corporation after its merger into another corporation.

            (b) EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Sections 259 through 261 of the DGCL.

            (c) CERTIFICATE OF INCORPORATION, BY-LAWS, OFFICERS AND DIRECTORS. The Certificate of Incorporation and By-Laws of the Company, as in effect immediately prior to the Effective Time, shall continue in full force and effect as the Certificate of Incorporation and By-Laws of the Surviving Corporation. The initial board of directors of the Surviving Corporation shall consist of the initial directors of Holdco Sub and the initial officers of the surviving corporation shall be as mutually agreed to by the Seller and the Investors, who all shall serve until their respective successors are duly elected and qualified.

     1.3 CONVERSION OF SHARES. As of the Effective Time, by virtue of the Merger and without any action on the part of the Seller as the sole stockholder of the Company or Holdco as the sole stockholder of Holdco Sub:

            (a) Each share of common stock, par value of $0.001, of the Company (the "Company Common Stock") outstanding immediately prior to the Effective Time shall be converted into (i) 4.282 shares of Series B Preferred Stock and (ii) the right to receive $21,945.175, payable by wire transfer of federal clearing house funds.

            (b) Each share of the common stock, par value $0.001, of Holdco Sub (the "Holdco Sub Common Stock") outstanding immediately prior to the Effective Time shall be converted into one share of Company Common Stock.

     1.4 THE CLOSING OF THE MERGER. The closing of the Merger (the "Closing") shall be held at the office of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304-1050, on such date and at such time as may be mutually agreed upon, but on or prior to January 31, 1996, unless the parties agree otherwise. At the Closing, subject to the fulfillment or waiver of the conditions set forth in Articles IV and V hereof, (a) the parties shall cause the Merger to be consummated by the filing of a certificate of merger, executed and acknowledged in accordance with the DGCL, with the Secretary of State of Delaware, (b) the Seller shall deliver, assign, convey and transfer each share of Company Common Stock to Holdco, (c) Holdco shall deliver, assign, convey and transfer to the Seller the shares of Series B Preferred Stock that the Seller is entitled to pursuant to Section 1.3 hereof, and (d) Holdco shall transfer to the Seller (or an agent of the Seller, if previously designated in writing by the Seller) by wire of federal clearing house funds to such account or accounts as shall have been previously designated in writing by the Seller, the amount of cash (the "Cash Purchase Price") that the Seller is entitled to pursuant to Section 1.3 hereof; provided that an
                                                          --------
amount equal to $4,700,000 shall be wired to the escrow account subject to the Escrow Agreement referred to in Section 4.4(h) rather than directly to an account of the Seller. The date and time of the effectiveness of the Merger pursuant to the DGCL shall be herein called the "Effective Time."

     1.5    POST-CLOSING CONTRIBUTION BY SELLER.

            (a) DELIVERY OF YEAR-END BALANCE SHEET. As soon as practicable (but in no event later than 60 days) after the date of the Closing, the Investors shall deliver to the Seller a balance sheet for the Company, prepared by the Investors' Accountants at the expense of Holdco, as of the close of business on December 31, 1995 (the "Year-End Balance Sheet") that is prepared in accordance with Restricted GAAP and, to the extent in accordance with Restricted GAAP, on a consistent basis with the Interim Balance Sheet.

            (b)  REVIEW BY SELLER; DISPUTE RESOLUTION.

                 (i) Promptly following receipt of the Year-End Balance Sheet, Seller and Seller's Accountants may review the same and, within 30 days after the date of such receipt, may deliver to the Investors a certificate signed by a duly authorized officer of the Seller setting forth its objections to the Year-End Balance Sheet (set forth in reasonable detail), together with a summary of the reasons therefor and calculations and modifications which, in its view, are necessary to eliminate such objections. In the event the Seller does not so object within such 30-day period, the Year-End Balance Sheet shall be final and binding for the purposes of this Agreement.

                 (ii) In the event the Seller so objects within such 30-day period, then the Seller and the Investors shall jointly select a national accounting firm acceptable to each of the Seller and the Investors (or if they cannot agree on such selection, a national "big-six" accounting firm will be selected by lot after eliminating the Seller's Accountants and the Investors' Accountants) and the firm so selected (the "Additional Accounting Firm") shall be directed by the Seller and the Investors to conduct a review of the objections of the Seller to the Year-End Balance Sheet as promptly as reasonably practicable (and the Seller and the Investors shall use reasonable efforts to allow and cause the Additional Accounting Firm to conduct such review as promptly as reasonably practicable) and, upon completion of such review, to deliver written notice to each of the Seller and the Investors setting forth a summary of all adjustments to the Year-End Balance Sheet determined necessary by the Additional Accounting Firm to resolve the objections of the Seller to the Year-End Balance Sheet (such written notice and related summary being herein called the "Additional Report"). The Year-End Balance Sheet as adjusted by any adjustments as set forth in the Additional Report shall be final and binding, for purposes of this Agreement.

                 (iii) Each of the Seller, the Investors, the Seller's Accountants and the Investors' Accountants and, if applicable, the Additional Accounting Firm, shall promptly make available to any of the foregoing Persons such books, records and other information (including work papers) as may be reasonably requested by any such Person to audit or review the Year-End Balance Sheet or any objections thereto. The fees and expenses of the Investors' Accountants related to its services under Section 1.5(a) shall be paid by Holdco, the fees and expenses of the Investors' Accountants related to its services under Section 1.5(b) shall be paid by the Investors, the fees and expenses of the Seller's Accountants related to its services under this Section
1.5 shall be paid by Seller and the fees and expenses, if applicable, of the Additional Accounting Firm related to its services under this Section 1.5 shall be paid 50% by the Seller and 50% by the Investors.

            (c) CONTRIBUTION BY SELLER. If the Working Capital of the Business and the Company as of the date of the Closing as reported in the final and binding Year-End Balance Sheet, is less than negative $554,825, then within five
(5) days of the date that the Year-End Balance Sheet becomes final and binding in accordance with Section 1.5(b), the Seller shall pay to the Company by wire transfer of federal clearing house funds the amount by which such Working Capital is less than negative $554,825. If Seller does not pay any amounts due under this Section in accordance with the terms of this Section, then the Company, Holdco and the Investors shall receive indemnification from the Seller in accordance with Article X and, at their sole election, shall receive payments for such amounts from the escrow fund described in Section 4.4(h).

            (d) PAYMENT BY THE COMPANY. If the Working Capital of the Business and the Company as of the date of the Closing as reported in the final and binding Year-End Balance Sheet, is greater than negative $554,825, then within five (5) days of the date that the Year-End Balance Sheet becomes final and binding in accordance with Section 1.5(b), the Company shall pay to the Seller by wire transfer of federal clearing house funds the amount by which such Working Capital is greater than negative $554,825; provided that, in any event, such payment by the Company to the Seller shall not exceed $1,554,825. If Company does not pay all amounts due under this Section in accordance with the terms of this Section, then the Seller shall receive indemnification from the Investors, Holdco and the Company in accordance with Article X hereof.


                                  ARTICLE II

                       REPRESENTATIONS AND WARRANTIES OF
                     THE INVESTORS, HOLDCO AND HOLDCO SUB

     2.1 HOLDCO AND HOLDCO SUB. Holdco, Holdco Sub and each Investor, jointly and severally, represent and warrant to the Seller and the Company that (as of the date hereof, as of the date of the Closing and as of the Effective Time):

            (a) ORGANIZATION AND UNDERSTANDING. Each of Holdco and Holdco Sub is a duly organized and validly existing corporation in good standing under the laws the State of Delaware. The Certificate of Incorporation and the By-Laws of Holdco are in the form of Exhibit 2.1A and 2.1B, respectively.

            (b) CORPORATE ACTION. Holdco has all necessary corporate power and authority and have taken all corporate action required to make all the provisions of this Agreement, and any other agreements and instruments executed in connection herewith, the valid and enforceable obligations of Holdco. Holdco Sub has all necessary corporate power and authority and has taken all corporate action required to make all the provisions of this Agreement, and any other agreements and instruments executed in connection herewith, the valid and enforceable obligations of the Holdco Sub.

            (c) CAPITALIZATION. Immediately prior to the Effective Time, the authorized capital stock of Holdco shall consist of 10,000,000 shares of common stock, par value $0.001, of Holdco ("Holdco Common Stock"), 2,002,500 shares of which shall be outstanding and issued, 15,426 shares of Series A Redeemable Preferred Stock, par value $0.001, of Holdco ("Series A Preferred Stock"), 15,426 shares of which shall be outstanding and issued, and 4,282 shares of Series B Preferred Stock, none of which shares shall be issued and outstanding. Immediately prior to the Effective Time, all such issued shares shall be validly issued, fully paid and non-assessable and free and clear of all Liens. Immediately prior to the Effective Time, there will be no options, warrants or rights to purchase shares of capital stock or other securities authorized, issued or outstanding, nor will Holdco be obligated in any other manner to issue shares of its capital stock or other securities. None of the Investors has, and as of the Closing none of them shall have, granted or sold, and none of the Investors is, or at the time of Closing neither will be, a party to any agreement, commitment or understanding, written or oral, providing for the grant or sale of, options or other rights to purchase or restricting the transfer of, and none of them is, and at the Closing none will be, obligated to sell or otherwise transfer, any of securities or capital stock of Holdco to any person or entity. Immediately prior to the Effective Time, there shall be sufficient authorized but unissued shares of Holdco Common Stock reserved for issuance to Seller upon conversion of all shares of Series B Preferred Stock then held by the Seller into shares of Holdco Common Stock pursuant to the terms of Holdco's Certificate of Incorporation. Immediately prior to the Effective Time, the 4,282 shares of Series B Preferred Stock to be issued to the Seller shall be convertible into 497,465 shares of Holdco Common Stock (approximately 19.9% of the issued and outstanding Holdco Common Stock), which shares have been reserved for issuance pursuant to the terms of the Certificate of Incorporation of Holdco. When issued to the Seller, the 4,282 shares of Series B Preferred Stock will be validly issued, fully paid and non-assessable, and free and clear of all Liens and will be issued in accordance with the registration and qualification requirements of federal and any applicable state securities laws. The authorized capital stock of Holdco Sub consists of 1,000 shares of Holdco Sub Common Stock, 1,000 shares of which are outstanding and issued to Holdco. Immediately prior to the Effective Time, Investors shall be the owners of 1,850,000 shares of Holdco Common Stock, 15,426 shares of Series A Preferred Stock and certain Subordinated Notes of Holdco having a face value of $8,000,000 (the "Subordinated Notes," together with such shares of Series A Preferred Stock held by the Investors and the shares of Series B Preferred Stock to be received by the Seller pursuant to the Merger, are sometimes collectively referred to as the "Securities") substantially in the form in Exhibit 2.1C. Immediately prior to the Effective Time, members of the management of the Company shall be the owners of 152,500 shares of Holdco Common Stock, which shares will have been purchased pursuant to the Restricted Stock Purchase Agreement referenced in Sections 5.9(h) and 5.10 hereof, assuming delivery, execution and performance thereunder by the management of the Company of such Restricted Stock Purchase Agreement and satisfaction of the conditions specified in Sections 5.9(h) and 5.10 hereof.

            (d) GOVERNMENT APPROVAL. No authorization, consent, approval, permits, licenses, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with the execution or delivery by the Investors, Holdco or Holdco Sub of, or for the performance by the Investors, Holdco or Holdco Sub of their obligations under this Agreement except for filings to be made, if any to comply with exemptions from registration or qualification under federal and state security laws and the expiration of any applicable waiting period pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            (e) LIABILITIES. Neither Holdco nor Holdco Sub has any material Liabilities, except as contemplated herein.

     2.2    INVESTOR AUTHORIZATION.  Each Investor further represents that:

            (a) Each Investor has duly authorized, executed and delivered this Agreement and any other agreements and instruments executed in connection herewith and has all necessary power and authority to do so.

            (b) This Agreement and such other agreements and instruments constitute the valid and binding obligations of each Investor, enforceable against it in accordance with their respective terms, and all such action to make such agreements so has been taken.

            (c) No consent or approval of any Person is required in connection with the execution, delivery and performance of this Agreement and such other agreements and instruments by each Investor which has not heretofore been obtained.

            (d) Execution and performance of this Agreement shall not result in a material default of other agreements or instruments or any Law by any Investor.

     2.3 FINDERS OR BROKERS. Each Investor, Holdco and Holdco Sub represent that no Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim upon or against the Company, Holdco or the Seller for any commission, fee or other compensation as a finder or broker because of any act or omission by such Investor, Holdco or Holdco Sub, and each Investor agrees to indemnify and hold the Seller and the Company harmless against any such commissions, fees or other compensation.


                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF SELLER AND COMPANY

     3.1 REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE COMPANY. Except as disclosed in a letter delivered by the Company to the Seller prior to the date hereof (the "Disclosure Letter," which Disclosure Letter shall, when qualifying a representation or warranty, refer specifically to the Section number herein of the representation or warranty so qualified), the Seller and the Company, jointly and severally, represent and warrant to the Investors that (as of the date hereof, as of the date of the Closing, and as of the Effective
Time):

            (a) ORGANIZATION AND STANDING. Each of the Seller and the Company is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on its business, including, without limitation, the Business as now conducted by CSG and as now proposed to be conducted by the Company. The Seller, in relation to CSG and the operation of the Assets, is, and the Company is, or will be as of the Closing, duly qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the property owned or leased, or the nature of the activities conducted, by it makes such qualification necessary other than where failure to so qualify would not have a material adverse effect upon CSG, the Business, the Company or the Assets.

            (b) CORPORATE ACTION. The Seller has all necessary corporate power and authority and has taken all corporate action required to make all the provisions of this Agreement, and any other agreements and instruments executed by it in connection herewith, the valid and enforceable obligations of the Seller. The Company has all necessary corporate power and authority and has taken all corporate action required to make all the provisions of this Agreement, and any other agreements and instruments executed by it in connection herewith the valid and enforceable obligations of the Company.

            (c) GOVERNMENTAL APPROVAL. No authorization, consent, approval, permits, licenses, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with the execution or delivery by the Seller or the Company of, or for the performance by the Seller or the Company of their obligations under this Agreement except for filings to be made, if any, to comply with exemptions from registration or qualification under federal and state securities laws and the expiration of any applicable waiting period pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            (d) LITIGATION. There is no litigation or governmental proceeding or investigation pending or, to the best knowledge of the Seller and the Company, threatened against the Seller, the Company or the Assets affecting any of the Assets or the Business, or, to the best knowledge of the Seller or the Company, pending or threatened against any officer or key employee of the Seller whose duties relate to the Business, or the Company that might reasonably be expected to result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or conditions of CSG, the Company, the Business, or the Assets taken as a whole, or that might reasonably be expected to call into question the validity of this Agreement or any action taken or to be taken pursuant hereto.

            (e) COMPLIANCE WITH OTHER INSTRUMENTS. The Seller and the Company are in compliance (i) in all respects with the terms and provisions of their certificate or articles of incorporation or bylaws, (ii) in all respects with the terms and provisions of each mortgage, indenture, lease, agreement and other instrument relating to obligations of the Seller with respect to CSG and the Company in excess of $50,000 individually or $100,000 in the aggregate, and,
(iii) with all international, foreign, federal, state or local judgments, decrees, governmental orders, statutes, rules, regulations, permits or licenses by which either the Company or the Seller (with respect to CSG, the Assets or the Business) is bound or to which the Assets are subject that, in the case of any of clauses (ii) or (iii) the default or violation of which might have a material adverse effect on the Business, the Assets, the Company or CSG or that might reasonably be expected to call into question the validity of this Agreement, or any action taken or to be taken pursuant hereto. There is no term or provision in any of the foregoing documents and instruments and judgments, orders, statutes, rules, regulations, permits or licenses that materially adversely affects the Business, the Assets, or the financial condition of CSG or the Company. Neither the execution and delivery of this Agreement nor the consummation of any transaction contemplated hereby, has constituted or resulted in or will constitute or result in a material violation of any term or provision in the certificate or articles of incorporation or bylaws of the Seller or the Company or has constituted or resulted in a material default or violation of any term or provision in any document or instrument to which they are subject.

            (f) NO BROKERS OR FINDERS. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim upon or against the Investors, the Company or Holdco for any commission, fee or other compensation or as a finder or broker because of any act or omission by the Seller or the Company or, to the knowledge of the Seller and the Company, by any other Person.

            (g) CAPITALIZATION; STATUS OF CAPITAL STOCK. Immediately preceding the Effective Time, the Company will have a total authorized capitalization consisting of 1,000 shares of Company Common Stock, of which 1,000 shares will be issued to the Seller and outstanding. There will be no options, warrants or rights to purchase shares of capital stock or other securities authorized, issued or outstanding, nor will the Company be obligated in any other manner to issue shares of its capital stock or other securities. Neither of the Seller or the Company, and as of the Closing neither of them shall have, granted or sold, and neither of the Seller or the Company is, or at the time of Closing neither will be, a party to any agreement, commitment or understanding, written or oral, providing for the grant or sale of, options or other rights to purchase or restricting the transfer of, and neither of them is, and at the Closing neither will be, obligated to sell or otherwise transfer, any of securities or capital stock of the Company to any person or entity except to Holdco pursuant to this Agreement.

            (h) FINANCIAL STATEMENTS. The unaudited pro forma, after giving effect to the transfer of the Assets to the Company and the assumption by the Company of the Contracts and the Assumed Liabilities, income statement of CSG and the Company for the year ended September 30, 1995 (the "Financial Statements"), and the unaudited pro forma balance sheet of CSG and the Company as of

December 8, 1995 (the "Interim Balance Sheet"), copies of which Financial Statements and Interim Balance Sheet, along with any officers reports, have heretofore been delivered to Investors and are attached to the Disclosure Letter, were prepared in accordance with GAAP throughout the periods involved, and, to the extent consistent with GAAP, in accordance with the Past Practice, subject to normal year-end adjustments with respect to the Interim Balance Sheet, and fairly present the financial position and results of operations of CSG, and on a pro forma basis, the Company for the periods covered. Notwithstanding the foregoing, the Interim Balance Sheet was prepared in accordance with Restricted GAAP and fairly presents, as of its date, the Working Capital of CSG, the Company and the Business, including all liabilites of CSG, the Company and the Business. The unaudited income statements and cash flow statements have been presented on a pro forma basis to reflect recurring results of the Business on a stand-alone basis. All pro forma adjustments to the Financial Statements and Interim Balance Sheet are set forth in the Disclosure Letter. The balance sheets within the Financial Statements and Interim Balance Sheet reflect all of the assets and liabilities which are necessary to conduct, operate and maintain the Business, and the related income statements originated from the books, records and accounts of the Seller and the Company described in
Section 3.1(j).

            i) INVENTORY. Except as would not have a material adverse effect on the Business, the Assets, the Company or CSG, all inventory of the Seller and the Company used in the conduct of the Business, including, without limitation, raw materials, work-in-process and finished goods, reflected on the Interim Balance Sheet or acquired since the date thereof was acquired and has been maintained in the ordinary course of the Business consistent with Past Practice, is of good and merchantable quality, consists substantially of a quality, quantity and condition usable, leasable or saleable in the ordinary course of the Business, is valued at reasonable amounts based on the ordinary course of the Business during the past six months, and is not subject to any material write-down or write-off in excess of the inventory reserves set forth on the Interim Balance Sheet. Neither the Seller nor the Company is under any liability or obligation with respect to the return of the inventory used in the conduct of the Business in the possession of wholesalers, retailers or other customers.

            (j) BOOKS OF ACCOUNT. The books, records and accounts of the Seller and the Company maintained with respect to the Business accurately and fairly reflect, in reasonable detail and in all material respects, the transactions and the assets and liabilities of the Seller and the Company related to the Business and being transferred to the Company in accordance with
Section 1.1 hereof.

            (k) ACCOUNTS RECEIVABLE. The accounts receivable of the Seller and the Company arising from the Business as set forth on the Interim Balance Sheet or arising since the date thereof are valid and genuine, have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with Past Practice and, to the best knowledge of the Seller and the Company, are not subject to valid defenses, set-offs or counterclaims. The allowance for doubtful accounts has been determined in accordance with Restricted GAAP and, to the extent consistent with Restricted GAAP, in accordance with the Past Practice. The Disclosure Letter provides true and complete information with respect to the accounts receivable of the Seller with respect to the Business as of December 8, 1995. All of the accounts receivable included in the Assets (i) have arisen in the normal course of business, (ii) represent bona fide indebtedness incurred by the applicable account debtors in the stated amounts reflected on the books of Seller, subject to collection and (iii) will be subject on the date of the Closing, to the best knowledge of the Seller and the Company, to no prior assignment, lien, set-off or security interest. To the best of Seller's and the Company's knowledge, such accounts are not, and as of the date of the Closing will not be, (i) owed by a person or entity that has sought the protection of any bankruptcy or insolvency laws, or (ii) the subject of any dispute as to payment.

            (l) SEC DOCUMENTS; FINANCIAL STATEMENTS. The Seller has furnished to the Investors a true and complete copy of each statement, report, registration statement, definitive proxy statement and other filing filed with the Securities and Exchange Commission ("SEC") pursuant to the Exchange Act by Seller since September 30, 1992, and, prior to the Effective Time, the Seller will have furnished the Investors with true and complete copies of any additional documents filed with the SEC by the Seller prior to the Effective Time (collectively, the "Seller SEC Documents"). In addition, the Seller has made available to the Investors all exhibits to the Seller SEC Documents filed prior to the date hereof, and will promptly make available to the Investors all exhibits to any additional Seller SEC Documents filed or incorporated by reference prior to the Effective Time, in each case limited to those exhibits which relate to or otherwise affect the Assets and the Business. All documents required to be filed as exhibits to the Seller SEC Documents and which relate to or otherwise affect the Assets or the Business have been so filed. As of their respective filing dates, the Seller SEC Documents complied in all material respects as to form with the requirements of the Exchange Act and the Securities Act, and as of their respective filing dates, none of the Seller SEC Documents contain or contained any untrue statement of a material fact, or omit or omitted to state a material fact required to be stated therein or necessary to make the statements made therein relating to CSG, the Assets or the Business, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Seller SEC Document. The financial statements, including the notes thereto, of Seller that relate in any way to CSG, the Assets or the Business included in the Seller SEC Documents (the "Seller Financial Statements") were and are complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q of the SEC). The Seller Financial Statements fairly present the consolidated financial condition and operating results of the Seller and its subsidiaries with respect to CSG and the Business at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in the Seller accounting policies with respect to CSG, the Assets, or the Business except as described in the notes to the Seller Financial Statements.

            (m) ABSENCE OF CHANGES. Since December 8, 1995 there has not been any event, occurrence, circumstance, state of facts or condition of any type, whether or not in the ordinary course of business and whether or not covered by insurance, that has materially and adversely affected, or might reasonably be expected to materially and adversely effect, the Business, the Assets, or the business, properties, Prospects, or financial condition of CSG or the Company, taken as a whole, except for any change resulting from general economic conditions.

            (n) GOOD AND MARKETABLE TITLE. Each of the Seller, in relation to the Business, CSG and the Assets (as of the date hereof) has, and the Company (as of the date of the Closing) will have, good and marketable title to, or a valid leasehold interest in, the Assets, free and clear of all Liens and Claims and have the right to use all the Assets in the operation of the Business, or that CSG used in the operation of the Business immediately prior to the transactions contemplated by Section 1.1 hereof. The Assets are in all material respects in good condition and repair, ordinary wear and tear excepted, and are in operating condition for the purpose for which they are currently being used. The Seller has, and, as of the Closing, the Company will have, legal rights to all of the intangible Assets, including the Contracts, free and clear of any Lien.

            (o) SUBSIDIARIES. The Company does not control, directly or indirectly, any other corporation, association, partnership, limited liability company or other business entity or own any shares of capital stock or other securities of any other Person. The Company has no subsidiaries.

            (p)  TAXES AND TAX RETURNS.

                 (i) (A) the Seller and the Company have duly filed all Tax Returns which are required by law to be filed by them; (B) the Company and the Seller, in relation to CSG and the operation of the Business and the Assets, have duly paid all Taxes due from them (whether or not shown on any Tax Return), and there are no assessments or claims for payment of Taxes now pending or, to the best knowledge of the Seller and the Company, threatened, nor is there any audit of the records of the Company or the Seller, in relation to CSG and operation of the Business and the Assets, being made or, to the best knowledge of the Company and the Seller, threatened by any taxing authority; (C) to the best knowledge of the Company, there are no facts or circumstances which could reasonably be expected to constitute a valid basis for assessments or claims for the payment of additional Taxes with respect to such Tax Returns; (D) each Tax Return of the Company and the Seller, in relation to CSG and the operation of the Business and the Assets, previously filed, or to be filed in the future relating to any period up to the date of Closing, is or will be (as the case may be) correct and complete in all material respects; and (E) the Company and the Seller, in relation to CSG and the operation of the Business and the Assets, are not currently the beneficiary of any extension of time within which to file any Tax Return. The amounts set up as provisions for Taxes, if any, on the pro forma September 30, 1995 and December 8, 1995 balance sheets of the Company included in the Financial Statements and Interim Balance Sheet are sufficient for the payment of all unpaid Taxes of the Company accrued for or applicable to the periods ended on such date and all years and periods prior thereto and for which the Company or the Seller in relation to CSG and operation of the Business and the Assets, at those dates, may have been or is liable. The Company and the Seller, in relation to CSG and the operation of the Business and the Assets, have properly withheld and paid, or accrued for payment, when due, to appropriate state and/or federal authorities, all sales and use taxes, if any, and all amounts required to be withheld from payments made to its employees, independent contractors, creditors, stockholders, shareholders or other third parties and has also paid all employment taxes as required under applicable laws.

                 (ii) The Company and the Seller, in relation to CSG, the Business and the operation of the Assets, have not waived any statute of limitation in respect of any Taxes or assessments by any federal, state, county, local, foreign or other taxing jurisdiction or agreed to any extension of time with respect to an assessment or deficiency in any Tax.

                 (iii) The Company has not made any payments, and is not obligated to make any payments, nor is the Company a party to any agreement that under any circumstances could obligate it to make any payments, that would not be deductible under Section 280G of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code. The Company is not a party to any tax allocation or tax sharing agreement.

                 (iv) The Company (A) is not and never has been required to file a consolidated or combined state or federal income Tax Return with any other person or entity and (B) is not liable for the Taxes of any person under Treas. Reg. (S) 1. 1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

                 (v) There are no Tax Liens (other than any Lien for current Taxes not yet due and payable) on any of the Assets. Neither the Company nor Holdco has or will become liable for any Taxes of CSG, the Seller or any present or former Affiliate of Seller as a result of the consummation of the transactions contemplated by this Agreement.

                 (vi) Seller shall treat the transfer of the Assets described in Section 1.1 hereof as a taxable transaction for federal and state income tax purposes.

            (q) INSURANCE. Included in the Disclosure Letter is a complete list of all insurance policies currently maintained by the Company or by the Seller on behalf of CSG or the Company and in effect, and, with respect to each of such policies, a general description of the risks covered and claims insured; copies of all of such policies have been furnished or made available to Investors.

            (r) CERTAIN TRANSACTIONS. The Company is not indebted, either directly or indirectly, to any of the officers, directors, or stockholders of the Company, or, to their respective spouses or children, in any amount whatsoever, other than for payment of salary for services rendered and reasonable expenses, and none of said officers, directors, stockholders or any members of their immediate families, are indebted to the Company. To the best knowledge of the Seller and the Company, no officer, director or stockholder of the Company has any direct or indirect ownership interest in (other than ownership interests of one percent (1%) or less in companies whose securities are publicly traded), or any contractual relationship with, any firm, corporation or other Person with which the Company is Affiliated or with which the Company has a business relationship, or any firm, corporation or other Person which competes with the Company. To the best knowledge of the Seller and the Company, no officer, director or stockholder or shareholder (with respect to the Seller, only if such shareholder holds greater than 1% of the Seller's voting securities) of the Seller or the Company, or any member of their immediate families, are a party to or otherwise an interested party with respect to any material contract with the Company.

            (s)  CONTRACTS AND COMMITMENTS.

                 (i) Except as expressly contemplated by this Agreement, neither the Seller, in relation to CSG, the Assets or the Business, nor the Company is and will be, as of the Closing, a party to, or bound by, any currently effective and executory written or oral:

                        (A) collective bargaining agreement with any labor union;

                        (B) contract for the employment of any officer, individual employee, or other person or entity on a full-time, part-time, consulting or other basis which, in any way, restricts or limits its right to terminate such contract at will (other than the existence of any law, public policy, or any oral discussions, or oral statements of policy which might, under current law, be interpreted as imposing upon the Company any covenant of good faith and fair dealing, or otherwise generally restrict the Company's ability to terminate its employees other than on an "at-will" basis or within sixty (60) days following delivery of such notice);

                        (C) agreement or indenture relating to the borrowing of money in excess of $50,000 (in aggregate) or to the mortgaging, pledging, transfer of a security interest, or otherwise placing a Lien on any Asset or on any material asset or material group of assets of the Company or the Seller, in relation to CSG, the Assets or the Business;

                        (D) guarantee of any obligation in excess of $50,000 (in aggregate);

                        (E) lease or agreement under which it is the lessee of or holds or operates any property, real or personal, owned by any other party other than leases or agreements under which the aggregate annual rental payments of the Company or the Seller, in relation to CSG, the Assets or the Business, do not, in the aggregate, exceed $25,000;

                        (F) agreement or group of related agreements with the same party or any group of parties who, to the best knowledge of the Seller and the Company, are Affiliated, which requires an aggregate payment by or to the Company or the Seller, in relation to CSG, the Assets or the Business, in an amount in excess of (x) with respect to purchase or sales orders in the ordinary course of business, $25,000, and (y) with respect to any other contracts, $50,000;

                        (G) warranty agreement of the Company or the Seller, in relation to CSG, the Assets or the Business, with respect to services provided or products sold, licensed or leased by the Company or the Seller, in relation to CSG, the Assets or the Business, as seller, licensor or lessor;

                        (H) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world;

                        (I) agreement which has not been fully performed and involves consideration in excess of $25,000 which in the best judgment of the Seller or the Company is material to the Business;

                        (J)   Contract; or

                        (K) instrument, document, or written agreement relating to any of the Assumed Liabilities and to which the Seller or the Company is a party.

                 (ii) The Seller, in relation to CSG, the Business and the Assets, and the Company have performed in all material respects all obligations required to be performed by them and are not in material default under, or in material breach of, or after due inquiry by the officers of the Seller and the Company, in receipt of any claim of default under or breach of, any material agreement, all of which are described in the Disclosure Letter, to which any of them are a party or to which the Assets are subject; the Seller and the Company have no present expectation or intention of not fully performing all such obligations; the Seller in relation to CSG, the Business and the Assets, and the Company do not have any knowledge of any material breach or anticipatory breach by the other parties to any material contract or commitment, all of which are described in the Disclosure Letter, to which it is a party or to which any of CSG or the Assets are subject; and neither the Seller, in relation to CSG, the Business and the Assets, nor the Company is a party to any contract or contracts which, either individually or in the aggregate, are reasonably likely to result in a material loss to CSG, the Business or the Company. There are no warranty claims or other uninsured claims under completed contracts with respect to the Business which might involve a material monetary liability which is not reserved against in the Financial Statements.

                 (iii) To the best knowledge of the Seller and the Company, no officer of the Company is a party to any oral or written contract which prohibits, or materially restricts or limits, or will prohibit or materially restrict or limit his performance of his duties or the fulfillment of his obligations as an employee and an officer of the Company.

                 (iv) a true and correct copy of each of the written contracts and other documents and a description of the oral contracts which are referred to in the Disclosure Letter, together with any amendments or written waivers thereto, have been supplied to the Investors' counsel, Wilson Sonsini Goodrich & Rosati, P.C.

            (t)  ERISA.

                 (i) The Company does not and has not at any time maintained any employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or benefit plans, programs or arrangements (collectively, the "Employee Plans"). Other than as shown in the Disclosure Letter, neither Seller with respect to the Business nor any ERISA Affiliate of Seller maintains or has at any time maintained any Employee Plan for the benefit of any active, retired or former employee of the Business or their spouses or dependents. For purposes of this Agreement, the term "ERISA Affiliate" shall refer to all members of the group consisting of all corporations and all trades or businesses (whether or not incorporated) under common control with the Seller and/or the Company within the meaning of Section 414 of the Code.

                 (ii) No Employee Plan maintained by the Seller or any ERISA Affiliate of Seller is subject to either Title IV of ERISA or Section 412 of the Code, and no such Employee Plan which is subject to such provisions has been terminated within the last six years. No Employee Plan of Seller with respect to the Business or any ERISA Affiliate of Seller has been administered in violation of any of the health care continuation coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). Each Employee Plan of Seller with respect to the Business or any ERISA Affiliate of Seller intended to be qualified under Section 401(a) of the Code has either obtained a current favorable determination letter as to its qualified status (including its compliance with the Tax Reform Act of 1986) from the Internal Revenue Service or still has a remaining period of time under applicable Treasury Regulations in which to apply for such determination letter and make amendments necessary to obtain a favorable determination. To the best knowledge of the Seller, there are no pending or anticipated claims (other than claims for benefits incurred in the ordinary course of plan adminstration) or suits brought by or on behalf of any of the employees of the Business against or otherwise involving Seller's Employee Plans, and no event has occurred that would likely lead to any such claims or suits. All contributions, premiums or other payments due from the Company to (or under) any such Employee Plan have been fully paid or adequately provided for on the Company's most recent financial statements.

            (u)  INTELLECTUAL PROPERTY.

                 (i) The Disclosure Letter contains a list and description (showing in each case any product, device, process, service, business or publication covered thereby, the registered or other owner, expiration date and number, if any) of all Copyrights, Patent Rights and Trademarks (including all assumed or fictitious names under which the Seller or the Company is conducting the Business) owned by, licensed to or used by the Seller or the Company that are material to the conduct of the Business.

                 (ii) The Disclosure Letter contains a list and description (showing in each case any owner, licensor or licensee) of all Software owned by, licensed to or used by the Seller or the Company that is material to the conduct of the Business other than "off the shelf" Software obtained for less than $5,000 individually which are subject to shrink wrap licenses.

                 (iii) The Disclosure Letter contains a list and description (showing in each case the parties thereto) of all agreements, contracts, licenses, sublicenses and assignments which relate to (A) any Copyrights, Patent Rights or Trademarks listed in the Disclosure Letter, (B) any Trade Secrets owned by, licensed to or used by the Seller or the Company that are material to the conduct of the Business or (C) any Software listed in the Disclosure Letter.

                 (iv) Except for existing licenses or as disclosed in the Disclosure Letter, the Seller, as of the date hereof, and the Company, as of the closing date either: (A) owns or will own the entire right, title and interest (subject to such exceptions as do not materially adversely affect CSG, the Assets, the Business, or the Company) in and to the Intellectual Property and Software listed in the Disclosure Letter free and clear of any Lien, except as would not have a material adverse effect on the Business, the Assets, CSG or the Company, or (B) has or will have the necessary right and license to use the same, and which (together with the services to be provided by the Seller to the Company pursuant to the License Agreement described in Section 4.4) will enable the Company to conduct the Business as it has been conducted in the past and as currently conducted, without restrictions that materially adversely affect the Business as it has been conducted and without additional material cost. The Seller's Software which is used in the conduct of the Business, as of the date hereof, and the Company's Software, as of the date of the Closing, includes those flow charts, diagrams, coding sheets, source code listings and annotations, programmers' notes, information and work papers that the Seller or the Company is using to maintain, modify, develop and enhance such Software.

                (v) (A) All registrations for Copyrights, Patent Rights and Trademarks identified in the Disclosure Letter are valid and in force, and all applications to register any unregistered copyrights, Patent Rights and Trademarks so identified are pending and in good standing, and, to the best knowledge of the Seller and the Company, are all without challenge of any kind;
(B) the Intellectual Property owned by the Seller, in respect of the Assets, the Business and CSG, and by the Company is valid and enforceable; and (C) the Seller has, as of the date hereof, and the Company will have, as of the Closing Date, the sole and exclusive right to bring actions for infringement or unauthorized use of the Intellectual Property and Software owned by the Seller or the Company and used in the Business, and, to the best knowledge of the Seller and the Company, there is no valid basis for any such action, subject, in the case of each of clause (A), (B) and (C), to such exceptions as do not materially adversely affect the Business, CSG, the Assets or the Company. Correct and complete copies of registrations for all registered Copyrights, Patent Rights and Trademarks identified in the Disclosure Letter (together with any subsequent correspondence with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable, or filings relating to the foregoing) have already been delivered or made available by the Seller to the Investors.

                 (vi) (A) No infringement by the Seller with respect to the conduct of the Business or the Company of any Intellectual Property of any other Person has occurred within the past five years or results in any way from the operations of the Business and (B) neither the Seller nor the Company has had notice of, nor, to the best knowledge of the Seller and the Company, is there a valid basis for, a claim against it that the operations, activities, products, Software, equipment, machinery or processes of the Business infringe any Intellectual Property of any other Person, other than, in each case, any infringement which does not have a material adverse effect on the Business, CSG, the Assets or the Company.

                 (vii) (A) No proceedings are pending or, to the best knowledge of the Seller and the Company, threatened against the Seller or the Company that challenge the validity or ownership of any Copyright, Patent Right or Trademark described in the Disclosure Letter; and (B) to the knowledge of the Seller and the Company, there is no infringing use of any of the same by any other Person.

            (v)  ENVIRONMENTAL MATTERS.

                 (i) Other than Hazardous Materials reasonably necessary for the conduct of the Business which are properly stored in material compliance with applicable Environmental Laws, no Hazardous Material is present on any Company Facility now owned or leased by the Company or the Seller during the time such property was owned or leased by the Company or the Seller and which is or was used for the conduct of the Business.

                 (ii) The Hazardous Material Activities of the Company, and the Seller, with respect to the operations of CSG, the Business and the Assets, have been conducted in material compliance with applicable Environmental Laws.

                 (iii) The Disclosure Letter accurately describes all of the material Environmental Permits currently held by the Company, and by the Seller, with respect to the operations of CSG, the Business and the Assets, and, to the best knowledge of the Seller and the Company, such Environmental Permits are all of the Environmental Permits necessary for the continued conduct of any Hazardous Material Activities associated with CSG, the Business and the Assets as such activities are currently being conducted. All such Environmental Permits are valid, in full force and effect, and will survive the Closing. Except as would not have a material adverse effect on the Business, the Assets, the Company or CSG, to the best knowledge of the Seller and the Company, no circumstances exist which could cause any Environmental Permit to be revoked, modified, or rendered non-renewable upon payment of the permit fee or which could impose upon the Company the obligation to obtain any additional Environmental Permit. Except as would not have a material adverse effect on the Business, the Assets, the Company or CSG, all Environmental Permits and all other consents and clearances required by any Environmental Law or any agreement to which the Company is bound as a condition to the performance and enforcement of this Agreement or which are required by any Governmental Authority in connection with the transactions contemplated by this Agreement have been obtained or will be obtained prior to the Closing at no cost to the Investors or Holdco.

                 (iv) The Company and the Seller, with respect to the operations of CSG, the Business and the Assets, have transferred or released Hazardous Materials only to those Disposal Sites described in the Disclosure Letter. To the best knowledge of the Seller and the Company, no action, proceeding, liability or claim by a private party or any Governmental Authority, exists or is threatened, against any Disposal Site or against the Seller or the Company with respect to any transfer or release of Hazardous Materials to a Disposal Site in connection with the operations of CSG, the Business and the Assets and there is no valid basis for such claim except for those actions, proceedings, liabilities or claims which, if adversely determined would not have a material adverse effect on the Business, the Assets, the Company or CSG.

            (w) COMPLIANCE WITH LAWS. The Company, and the Seller, with respect to the operation of CSG, the Business and the Assets, have complied in all respects with all Laws promulgated by any Governmental Authority, except for such noncompliance as would not have a material adverse effect on the Business, the Assets, the Company or CSG.

            (x) DISCLOSURE. No representation, warranty or statement by the Seller or the Company in this Agreement (including the Exhibits hereto), in the Disclosure Letter, in that certain Business Plan Summary of CSG dated September 18, 1995 (the "Business Plan," which is in the form previously furnished to the Investors and is included in the Disclosure Letter), in the Seller SEC Dcouments (taken as a whole), in the Seller Financial Statements (taken as a whole) or in any written certificate required by this Agreement to be furnished to the Investors or their counsel pursuant to this Agreement contains or will contain any untrue statement of material fact or, omits or will omit to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading, it being understood that Investors have not received or been provided with a "prospectus" (as defined in the Securities Act) with respect the Company, the Seller, CSG or the Business. To the extent that the foregoing representation and warranty is interpreted as relating to any projections which may have been delivered by the Seller or the Company to Investors, the Seller and the Company represent only that any such projections were prepared in good faith, that the Seller and the Company believe that there was at the time of the preparation of such projections a reasonable basis for such projections, and that the Seller and the Company are not aware of any change in their circumstances or other fact that has occurred that causes them to believe that CSG and the Company will be unable to meet the sales and income forecasts set forth in such projections. Seller has not failed to disclose to the Investors or the Company any fact or circumstance known to Seller that could reasonably be expected to have a material adverse effect on CSG, the Business, the Company or the Assets.

            (y) NO THIRD PARTY OPTIONS. Other than this Agreement, there are no existing agreements, options, commitments or rights with, of or to any person to acquire all or any portion of the Business or any of the Assets or any interest therein, except for those contracts entered into in the normal course of business consistent with Past Practice for the sale of inventory of Seller with respect to CSG.

            (z) NECESSARY ASSETS. The Assets are sufficient (and on the date of the Closing will be sufficient) to permit the Company to conduct, operate and maintain the Business in all material respects consistent with Past Practice and as contemplated by the Business Plan.

            (aa) CONDITIONS AFFECTING SELLER. To the best knowledge of Seller and the Company, there is no fact or development with respect to the products, services, customers, facilities, computer software, data bases, suppliers, operations or assets of CSG, the Business or the Assets which could materially adversely affect the Business. Seller has used all commercially reasonable efforts to keep available for the Company the services of the employees, customers and suppliers of Seller active in the conduct of the Business and the maintenance and operation of the Assets whose activities are material to the Business. To the best of Seller's and the Company's knowledge, the consummation of the transactions contemplated hereby will not result in any materially adverse loss of any customer or supplier of the Business.

            (bb) PERMITS, LICENSES. (i) There are no governmental permits necessary for or used by Seller to carry on the Business as now being conducted or to use and occupy the premises leased or owned by the Seller and used by CSG or for the Business as now being used, which governmental permits are required by currently effective laws, rules and regulations which have not yet been obtained, or if not obtained, would not have a material adverse effect on the Business, the Assets, the Company or CSG; (ii) all such governmental permits are in full force and effect and no proceeding is pending or, to the best knowledge of Seller and the Company, threatened, to revoke or limit any such governmental permit except for such revocations or limitations which would not have a material adverse effect on the Business, the Assets, the Company or CSG and (iii) Seller is in compliance in all respects with the terms and conditions of all such governmental permits except for such non-compliance as could not reasonably be expected to have a material adverse effect on the Business. No action by Seller, the Investors or the Company is required in order that all such governmental permits will remain in full force and effect following the consummation of the transactions provided for herein.

            (cc) SELLER INTENT. The Seller has no present intent to transfer the Holdco Common Stock that it shall hold after the Closing.

            (dd) RETENTION OF CSG EARNINGS. As of the date of the Closing and the Effective Time, the Seller and the Company have complied in all respects with all terms of Section 7.6 hereof.


                                  ARTICLE IV

                    CONDITIONS PRECEDENT TO THE OBLIGATIONS
                    OF THE INVESTORS, HOLDCO AND HOLDCO SUB

     The obligations of the Investors, Holdco and Holdco Sub to effect the Merger at the Closing shall be subject to the fulfillment, or the waiver by the Investors and Holdco, at or prior to the Closing, of each of the following conditions (provided that any such waiver, to be effective, must be in writing and signed by Holdco and each of the Investors):

     4.1 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Seller and the Company set forth in Article III hereof shall be true in all respects on the date of the Closing. The Disclosure Letter delivered to the Investors by the Seller prior to the date hereof shall not have been altered or withdrawn.

     4.2 ABSENCE OF LITIGATION. There shall be no litigation, whether brought against the Seller, the Company, Holdco, Holdco Sub, or any of the Investors, seeking to prevent the consummation of the transactions contemplated by this Agreement, and, to the best knowledge of the Seller and the Company, no such litigation shall have been threatened. There shall not be in effect any order restraining or prohibiting the consummation of the transactions contemplated by this Agreement and there shall be no proceedings pending with respect thereto. Other than the EFI Litigation, there shall be no pending or, to the best knowledge of the Seller, the Company, Holdco, Holdco Sub and the Investors, threatened litigation, or asserted or unasserted claims, assessments, or other loss contingencies, materially affecting CSG, the Company, the Business, their Prospects, or the Assets other than as disclosed in the Exhibits delivered pursuant hereto as of the date of this Agreement.

     4.3 PERFORMANCE OF OBLIGATIONS. The Company and the Seller shall have performed and complied, in all material respects, with all covenants, conditions and obligations required by this Agreement to have been performed by the Company and the Seller at or prior to the Closing.

     4.4 DOCUMENTATION AT CLOSING. The Investors shall have received prior to or at the Closing all of the following, each in form and substance satisfactory to the Investors and their counsel, and all of the following events shall have occurred prior to or simultaneous with the Closing hereunder:

            (a) A copy of all charter documents of the Seller and the Company certified by the Secretary of State of their respective states of incorporation, a certified copy of the resolutions of the board of directors and, if required, the shareholders of the Seller and stockholders of the Company, evidencing approval of this Agreement and all other matters contemplated hereby, a certified copy of the bylaws of the Seller and the Company, and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Agreement and the Merger.

            (b) An opinion of Fenwick & West, counsel for the Seller, as to such matters as counsel to the Investors may reasonably request.

            (c) A certificate of the Secretary or an Assistant Secretary of the Seller stating the names of the officers of the Seller authorized to sign this Agreement and the other documents or certificates to be delivered pursuant to this Agreement by the Seller or any of its officers, together with the true signatures of such officers. A certificate of the Secretary or an Assistant Secretary of the Company stating the names of the officers of the Company authorized to sign this Agreement and the other documents or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers. The Investors, Holdco and Holdco Sub may conclusively rely on such certificates until they shall receive a further certificate of the Secretary or Assistant Secretary of the Seller or the Company, as the case may be, canceling or amending a prior certificate and submitting the signatures of the officers named in such further certificate.

            (d) A certificate from the Chief Executive Officer of the Seller stating that the representations and warranties of the Seller and the Company contained in Article III hereof and otherwise made by the Seller or the Company in writing in connection with the transactions contemplated hereby are true and correct as of the date hereof and as of the date of Closing, as if such representations and warranties were made on the date of Closing, and that all conditions required to be performed by the Seller or the Company prior to or at the Closing have been performed, and, to the best of such Person's knowledge, that no condition or event has occurred or is continuing or will result from the execution and delivery of this Agreement, which is a breach by the Seller or the Company of a material term hereof or would constitute a breach by the Seller or the

Company of a material term hereof but for the requirement that notice be given or time elapse or both. A certificate from the President of the Company stating that the representations and warranties of the Company contained in Article III hereof and otherwise made by the Company in writing in connection with the transactions contemplated hereby are true and correct as of the date hereof and as of the date of Closing, as if such representations and warranties were made on the date of Closing, and that all conditions required to be performed by the Company prior to or at the Closing have been performed, and, to the best of such Person's knowledge, that no condition or event has occurred or is continuing or will result from the execution and delivery of this Agreement, which is a breach by the Company of a material term hereof or would constitute a breach by the Company of a material term hereof but for the requirement that notice be given or time elapse or both.

            (e) An Invention Assignment and Non-Disclosure Agreement between each Key Employee of the Company and the Company in the form set forth in
Exhibit 4.4A hereto shall have been executed and delivered by such Key Employee and the Company and shall be in full force and effect and binding upon the parties thereto.

            (f)  A Registration Rights Agreement in the form set forth in
Exhibit 4.4B hereto shall have been executed and delivered by the Seller and the management of the Company and shall be in full force and effect and binding upon the parties thereto, assuming execution and delivery thereof by the Investors and Holdco.

            (g) A Stockholders Agreement in the form set forth in Exhibit 4.4C hereto shall have been executed and delivered by the Seller and the management of the Company and shall be in full and effect and binding upon the parties thereto, assuming execution and delivery thereof by the Investors and Holdco.

            (h) An Escrow Agreement, mutually acceptable in form and substance to the Seller and the Investors and providing for an escrow of $4,700,000 for satisfaction of any claim for indemnification by the Investors, the Company and Holdco against the Seller pursuant to Article X hereof, shall have been executed and delivered by the Seller. Subject to any indemnification paid to Holdco, the Company or the Investors pursuant to Article X hereof, such Escrow Agreement shall specify that the escrow funds be released to the Seller, and not any other Person, as follows: (i) 50% of the amount initially placed in escrow shall be released after both (A) the Year-End Balance Sheet becomes final and binding in accordance with Section 1.5(b) and (B) the payment of any amount due to the Investors in accordance with Section 1.5(c) and (ii) the remainder of the amount initially placed in escrow (the "Escrow Remainder") shall be released to the Seller, and not any other Person, on the later of (C) the date six months after the date of the Closing and (D) the date of a final, non-appealable order dismissing with prejudice the EFI Litigation. Notwithstanding the foregoing, the Escrow Remainder shall be released to the Seller, and not to any other Person, if, at any time after the first anniversary of the date of the Closing, each of the three following conditions are true: (X) the consolidated net worth of the Seller, as determined in accordance with GAAP, is greater than $5,000,000, (Y) the Seller has reported positive net income in each of its two most recently regularly prepared quarterly financial statements, and (Z) to the best knowledge of the Seller, there are no facts or circumstances that have occurred or that are reasonably likely to occur, that, taken in aggregate, that could reasonably be expected to reduce the consolidated net worth of the Seller, as determined in accordance with GAAP, to an amount less than $5,000,000 within the next twelve months. In addition, if the Investors reasonably and in good faith determine that the maximum potential Investor Damages (as defined in Section 10.1 hereof) that could result from the EFI Litigation is less than $2,000,000, then the amount of the Escrow Remainder exceeding such maximum potential Investor Damages shall be released to the Seller, and not to any other Person. The terms of such Escrow Agreement shall provide that the escrow amount be kept under the possession and control of an independent financial institution in a separate account of such institution, and that Holdco have a perfected security interest in the escrow account and the status of a first-priority secured creditor with respect to the escrow account. Such Escrow Agreement shall be in full force and effect and binding on the parties thereto, assuming execution and delivery by the Investors and Holdco.

            (i) A Restricted Stock Purchase Agreement, providing for the purchase of 152,500 shares of Holdco Common Stock by the management of the Company at a purchase price of $0.04 per share prior to the Effective Time, subject to vesting and otherwise mutually agreeable in form and substance to the Seller and the Investors, shall have been executed and delivered by the management of the Company. Such Stock Purchase Agreement shall specify vesting of 50% of the shares purchased by each member of management on the first anniversary of purchase, and straight-line monthly vesting for the remainder of shares over the following two years. Such agreement shall be in full force and effect and binding upon the parties thereto, assuming execution and delivery thereof by Holdco.

            (j) An opinion of patent counsel, addressed to Holdco, the Company and the Seller, of non-infringement by the Seller and the Company of U.S. Patent No. 4,941,038, in form and substance acceptable to the Investors and their legal counsel, which acceptance shall not be unreasonably withheld.

            (k) Such UCC financing statements shall have been filed with respect to the escrow account established pursuant to the Escrow Agreement referenced in clause (h) above, as may be necessary to ensure that Holdco has obtained the status of a secured creditor with respect thereto.

            (l) To the extent considered reasonably necessary by the Investors, consents of the creditors of the Seller and any other consents to the transactions contemplated hereby shall have been obtained.

     4.5 MATERIAL ADVERSE CHANGE. There shall not have been, subsequent to December 8, 1995, any material adverse change in the financial condition of the Business, CSG's or the Company's assets, liabilities, business, results of operations, Prospects or customer, supplier or employee relations, or the Assets.

     4.6 CONDUCT OF BUSINESS; REVENUES. The Business shall have been conducted up until the date of the Closing as usual and consistent with the practices of the Company prior to December 8, 1995. All practices of CSG, the Company and the Business, including procurement of inventory and raw materials, payment of accounts payable, and fulfillment of customer orders shall have been conducted to the date of Closing in the ordinary course of business. Up to and including the date of the Closing, the revenues of CSG and the Company for the calendar quarter ending on December 31, 1995 shall have been at least $7,000,000.

     4.7 CONSENTS, WAIVERS, ETC. Prior to the Closing, the Seller, the Investors, Holdco, Holdco Sub and the Company shall have obtained all consents or waivers, if any, necessary to transfer assets to the Company in accordance with Section 1.1 hereof (including, but not limited to, those consents or waivers listed on Exhibit 4.7 hereto), to issue the Securities, to effect the Merger, and to carry out the transactions contemplated hereby, and all such consents and waivers shall be in full force and effect. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, all transactions contemplated by this Agreement (including the transactions described in Section 1.1) and other agreements and instruments executed and delivered by the Seller, the Investors, Holdco, Holdco Sub and the Company in connection herewith shall have been made or taken, except for any post-sale filing that may be required under federal and state securities laws. In addition to the documents set forth above, the Seller and the Company shall have provided or made available to the Investors any other information or copies of documents that they may reasonably request.

     4.8 ACCOUNTING REVIEW. The Investors shall have received, at Holdco's expense, an accounting review by the Investors' Accountants of all financial statements relating to CSG, the Business and the Company provided to the Investors by the Seller or its representatives. Investors' Accountants, at Holdco's expense, shall have determined that audited financial statements of the Company, prepared in accordance with GAAP and Regulation S-X promulgated under the Securities Act throughout the periods involved and fairly presenting the financial position and result of operations of CSG, and, on a pro forma basis, the Company for the periods covered, for the years ended September 30, 1993, 1994 and 1995 (the "Audited Financial Statements"), could be readily produced by the Company from its records within 60 days after the Closing.

     4.9 PERFORMANCE UNDER RESTRICTED STOCK PURCHASE AGREEMENT. Prior to the Effective Time, the management of the Company shall have purchased from Holdco, in accordance with the terms of a Restricted Stock Purchase Agreement entered into in accordance with Section 4.4(i), 152,500 shares of Holdco Common Stock at $0.04 per share, assuming performance by Holdco of its obligations under such Restricted Stock Purchase Agreement.

     4.10 HART-SCOTT-RODINO WAITING PERIOD. Any applicable waiting period with respect to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired.

     4.11 ASSETS TRANSFER. All documentation pursuant to which the transactions described in Section 1.1 shall have been presented to the Investors and Investors' counsel for review and shall have been consistent with this Agreement and satisfactory in form and substance to the Investors and their counsel prior to the consummation of such transactions. The consummation of the transaction pursuant to such documentation shall have been satisfactory in form and substance to the Investors and their legal counsel. All of the Assets, including the Contracts, shall have been transferred or assigned to the Company free and clear of all Liens, other than the Assumed Liabilities, and the Investors and their counsel shall have received evidence of such transfers reasonably satisfactory to them.

     4.12 ELECTION UNDER SECTION 338(H)(10). The Seller shall have executed the Form 8023A prepared in accordance with Section 6.5(d) hereof.

     4.13 NUBUS EQUIPPED COMPUTERS. The Investors shall have received assurances reasonably satisfactory to them that the Company has been allocated by Apple Computer, Inc., for sale to the Company, 400 Nubus Apple computers consistent with the needs of the Company.


                                  ARTICLE  V

          CONDITIONS PRECEDENT TO SELLER'S AND COMPANY'S OBLIGATIONS

     The obligations of the Seller and the Company to cause the consummation by the Company of the Merger at the Closing, of the Seller to contribute the Assets to the Company prior thereto, and of the Seller and the Company to perform their other obligations under this Agreement shall be subject to the fulfillment, or the waiver by the Seller and the Company, at or prior to the Closing, of each of the following conditions (provided that any such waiver, to be effective, must be in writing and signed by the Seller and the Company):

     5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Investors, Holdco and Holdco Sub in this Agreement shall have been true and correct at and as of the date hereof, and they shall be true and correct at and as of the Closing with the same force and effect as though made at and as of that time.

     5.2 ABSENCE OF LITIGATION. There shall be no litigation, whether brought against the Seller, the Company, Holdco, Holdco Sub or any of the Investors, seeking to prevent the consummation of the transactions contemplated by this Agreement, and, to the best knowledge of Holdco, Holdco Sub, the Investors, the Seller and the Company, no such litigation shall have been threatened. There shall not be in effect any order restraining or prohibiting the consummation of the transactions contemplated by this Agreement and there shall not be any proceedings pending with respect thereto. There shall be no pending or, to the best knowledge of the Investors, Holdco and Holdco Sub, threatened litigation, asserted claims, assessments or other loss contingencies, materially affecting Holdco other than as set forth in this Agreement.

     5.3 PERFORMANCE OF OBLIGATIONS. Investors, Holdco and Holdco Sub shall have performed and complied, in all material respects, with all of their covenants, conditions and obligations required by this Agreement to be performed or complied with by them at or prior to the Closing.

     5.4 FAIRNESS OPINION. Prior to the Closing, the Seller shall have obtained an opinion by Broadview Associates, L.P. stating that the transactions contemplated hereby shall be fair to the shareholders of the Seller from a financial point of view.

     5.5 CONSENTS, WAIVERS, ETC. Prior to the Closing, the Seller, the Investors, Holdco, Holdco Sub, and the Company shall have obtained all consents or waivers, if any, necessary for the Seller to contribute the Assets to the Company, for the Company to accept and receive the Assets and assume the Contracts from the Seller, for the Company to consummate the Merger, for Holdco to issue the Securities and to carry out the transactions contemplated hereby, and all such consents and waivers shall be in full force and effect. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, and other agreements and instruments executed and delivered by the Seller, the Investors, Holdco, Holdco Sub, and the Company in connection herewith shall have been made or taken, except for any post-sale filing that may be required under federal and state securities laws.

     5.6 BOARD OF DIRECTORS. The number of members of the board of directors of Holdco Sub shall have been fixed at five initially consisting of (i) Mr. Charles Berger (as the initial designee of the Seller); (ii) two designees of the Investors (one such designee as a Series A Director, as defined in the Certificate of Incorporation of Holdco); (iii) one additional designee of the Investors, which designee shall not be Affiliated with any of the parties hereto and shall have been approved by the Seller and the management of the Company, whose approval shall not have been unreasonably withheld; and (iv) Kevin Macgillivray (as the initial designee of the management of the Company).

     5.7 HOLDCO CASH. Holdco's accounts shall contain approximately $23,500,000 in cash and Holdco shall have no Liabilities other than as set forth in or contemplated by this Agreement and Holdco's authorized officers shall have executed a certificate to that effect.

     5.8 HART-SCOTT RODINO WAITING PERIOD. Any applicable waiting period with respect to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired.

     5.9 DOCUMENTATION AT CLOSING. The Seller and the Company shall have received prior to or at the Closing all of the following, each in form and substance satisfactory to the Seller and the Company and their counsel, and all of the following events shall have occurred prior to or simultaneous with the Closing hereunder:

            (a) A copy of all charter documents of Holdco and Holdco Sub certified by the Secretary of their respective states of incorporation, a certified copy of the resolutions of the board of directors and, if required, the stockholders of Holdco and Holdco Sub, evidencing approval of this Agreement, and other matters contemplated hereby, a certified copy of the bylaws of Holdco and Holdco Sub, and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Agreement, the Merger and the transactions contemplated by this Agreement.

            (b) An opinion of Wilson Sonsini Goodrich & Rosati, P.C., counsel for Investors, as to such matters as counsel to the Seller may reasonably request.

            (c) A certificate of the Secretary or an Assistant Secretary of Holdco stating the names of the officers of Holdco authorized to sign this Agreement and the other documents or certificates to be delivered pursuant to this Agreement by Holdco or any of its officers, together with the true signatures of such officers. A certificate of the Secretary or an Assistant Secretary of Holdco Sub stating the names of the officers of Holdco Sub authorized to sign this Agreement and the other documents or certificates to be delivered pursuant to this Agreement by Holdco Sub or any of its officers, together with the true signatures of such officers. The Seller and the Company may conclusively rely on such certificates until they shall receive a further certificate of the Secretary or Assistant Secretary of Holdco or Holdco Sub, as the case may be, canceling or amending a prior certificate and submitting the signatures of the officers named in such further certificate.

            (d) A certificate from the Chief Executive Officer of Holdco stating that the representations and warranties of Holdco and Holdco Sub contained in Article II hereof and otherwise made by Holdco or Holdco Sub in writing in connection with the transactions contemplated hereby are true and correct as of the date hereof and as of the date of Closing, as if such representations and warranties were made on the date of Closing and that all conditions required to be performed by Holdco or Holdco Sub prior to or at the Closing have been performed, and that, to the best of such Person's knowledge, no condition or event has occurred or is continuing or will result from the execution and delivery of this Agreement, which is a breach by Holdco or Holdco Sub of a material term hereof or would constitute a breach by Holdco or Holdco Sub of a material term hereof but for the requirement that notice be given or time elapse or both. A certificate from the Chief Executive Officer of Holdco Sub stating that the representations and warranties of Holdco Sub contained in
Article II hereof and otherwise made by Holdco Sub in writing in connection with the transactions contemplated hereby are true and correct as of the date hereof and as of the date of Closing, as if such representations and warranties were made on the date of Closing and that all conditions required to be performed by Holdco Sub prior to or at the Closing have been performed, and that, to the best of such Person's knowledge, no condition or event has occurred or is continuing or will result from the execution and delivery of this Agreement, which is a breach by the Company of a material term hereof or would constitute a breach by the Company of a material term hereof but for the requirement that notice be given or time elapse or both.

            (e)  A Registration Rights Agreement in the form set forth in
Exhibit 4.4B hereto shall have been executed and delivered by the Investors and Holdco and shall be in full force and effect and binding upon the parties thereto, assuming execution and delivery thereof by Seller and the management of the Company.

            (f) A Stockholders Agreement in the form set forth in Exhibit 4.4C hereto shall have been executed and delivered by the Investors and Holdco and shall be in full and effect and binding upon the parties thereto, assuming execution and delivery thereof by the Seller and the management of the Company.

            (g) Holdco shall have adopted a Management Stock Option Plan mutually agreeable in form and substance to the Seller and the Investors, which plan shall reserve for issuance options for 261,758 shares of Holdco Common Stock. Such plan either shall specify that the board of directors of Holdco shall specify appropriate vesting for each option granted under the plan, or shall specify specific vesting provisions for each option issued thereunder that are mutually agreeable to the Seller and the Investors.

            (h) A Restricted Stock Purchase Agreement, providing for the purchase of 152,500 shares of Holdco Common Stock by the management of the Company at a purchase price of $0.04 per share, subject to vesting and otherwise mutually agreeable in form and substance to the Seller and the Investors, shall have been executed and delivered by Holdco. Such Stock Purchase Agreement shall specify vesting of 50% of the shares purchased by each member of management on the first anniversary of purchase, and straight-line monthly vesting for the remainder of shares over the following two years. Such agreement shall be in full force and effect and binding upon the parties thereto, assuming execution and delivery thereof by the management of the Company.

     5.10 PERFORMANCE UNDER RESTRICTED STOCK PURCHASE AGREEMENT. Holdco shall have performed all of its obligations under a Restricted Stock Purchase Agreement entered into in accordance with Section 5.9(h), unless the management of the Company has not performed all of their obligations thereunder.


                                  ARTICLE VI

                            POST-CLOSING COVENANTS

     6.1 AFFIRMATIVE COVENANTS OF HOLDCO OTHER THAN REPORTING REQUIREMENTS. Without limiting any other covenants and provisions hereof, Holdco covenants and agrees that, after the Closing and for so long as (i) shares of either series of Preferred Stock or (ii) the Subordinated Notes remain outstanding, Holdco will perform and observe the following covenants and provisions and will cause each of its subsidiaries to perform and observe such of the following covenants and provisions as are applicable to such subsidiaries, and will not, without approval of the holders of a majority of the shares of Preferred Stock and of a majority in interest in principal amount of the holders of the Subordinated Notes, amend or revise any terms of this Section:

            (a) PAYMENT OF TAXES AND TRADE DEBT. Pay and discharge, and cause each of its subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims, which, if unpaid, might become a lien or charge upon any properties of Holdco or any of its subsidiaries, provided that neither Holdco nor any subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by appropriate proceedings if Holdco or its subsidiary concerned shall have set aside on its books adequate reserves with respect thereto as shall be determined by its board of directors. Pay on a timely basis the Subordinated Notes as and when due. Pay and cause each of its subsidiaries to pay, when due, or in conformity with customary trade terms, all lease obligations, all trade debt, and all other Indebtedness incident to the operations of Holdco or its subsidiaries, except such as are being contested in good faith and by appropriate proceedings so long as the Company or the subsidiary concerned shall have set aside on its books adequate reserves with respect thereto as shall be determined by its board of directors.

            (b) MAINTENANCE OF INSURANCE. Maintain, and cause each of its subsidiaries to maintain, with responsible and reputable insurance companies or associations, insurance in such amounts and covering such risks as is usually carried by companies of similar size engaged in similar businesses and owning similar properties in the same general areas in which Holdco or such subsidiary operates, but in any event in amounts sufficient to allow Holdco or subsidiaries to replace any of their properties that might be damaged or destroyed without additional expenditures by Holdco and its subsidiaries except for reasonable deductibles. Within sixty (60) days of the date of this Agreement, Holdco shall use all commercially reasonable efforts to obtain and thereafter maintain term life insurance payable to Holdco in the amount of $1,000,000 on the life of Kevin Macgillivray.

            (c)  PRESERVATION OF CORPORATE EXISTENCE.  Except as permitted by
Section 6.2(a), Preserve and maintain, and cause each of its subsidiaries to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each of its subsidiaries to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties. Preserve and maintain, and cause each of its subsidiaries to preserve and maintain, all material licenses and other rights to use patents, processes, licenses, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it and necessary to the conduct of its business; provided, however, that nothing contained in this Section 6.1(c) shall require Holdco to bring or maintain a cause of action with respect to the foregoing.

            (d) COMPLIANCE WITH LAWS. Comply, and cause each of its subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders of any United States' federal or state governmental authority, noncompliance with which could materially adversely affect its business or condition, financial or otherwise, except non-compliance being contested in good faith through appropriate proceedings so long as Holdco or its subsidiary concerned shall have set up sufficient reserves required under GAAP with respect to such items and except for such noncompliance as would not have a material adverse effect on Holdco, its subsidiaries or its business taken as a whole. Use its best efforts to comply, and cause each of its subsidiaries to comply, in all material respects with all applicable foreign laws, rules, regulations and orders of any foreign governmental authority, noncompliance with which could materially adversely affect its business or condition, financial or otherwise, except non-compliance being contested in good faith through appropriate proceedings so long as Holdco or its subsidiary concerned shall have set up sufficient reserves required under GAAP with respect to such items and except for such noncompliance as would not have a material adverse effect on Holdco, its subsidiaries or its business taken as a whole.

            (e) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Keep, and cause each of its subsidiaries to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of Holdco and such subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection within its business shall be made.

            (f) MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve, and cause each of its subsidiaries to maintain and preserve, all of its properties necessary or useful in the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted.

            (g) BUDGETS AND BOARD APPROVAL. Prior to the commencement of each fiscal year, prepare and submit to, and obtain the approval of a majority of the board of directors of Holdco of a budget and operating plan for the upcoming fiscal year, including projections or forecasts of capital and operating expenses, cash flow, and profits and losses, all itemized in reasonable detail and obtain the approval of such budget and plan not more than sixty (60) days following the end of the prior fiscal year.

            (h) AGREEMENTS. Use its best efforts to cause each officer, Key Employee, consultant and other personnel, including employees, agents and contractors who have contributed to or participated in the conception and development of the intellectual property on behalf of CSG, the Company or Holdco and all employees now or hereafter employed by Holdco or any of its subsidiaries promptly to execute an Invention Assignment and Non-Disclosure Agreement substantially in the form of Exhibit 4.4A hereto or in a form approved by the board of directors of Holdco.

            (i) BOARD OF DIRECTORS; INDEMNIFICATION. The board of directors of Holdco initially shall consist of five (5) directors. The certificate of incorporation or bylaws of Holdco and its subsidiaries shall at all times provide for the indemnification of the board of directors of Holdco and its subsidiaries to the full extent provided by the law of the jurisdiction in which Holdco or its concerned subsidiary, as the case may be, is organized. Holdco and its subsidiaries shall use all commercially reasonable efforts to obtain and maintain directors and officers liability insurance with coverage and premium levels consistent with policies carried by companies of similar size. Holdco and its subsidiaries shall pay for reasonable travel and living expenses of the members of their board of directors who are not employees of Holdco or its subsidiaries in attending meetings of their board of directors and committees thereof and in conducting other business on behalf of Holdco or its concerned subsidiary, as the case may be.

            (j) RESERVATION FOR SERIES B PREFERRED STOCK. As long as any shares of Series B Preferred Stock remain outstanding, Holdco shall keep reserved sufficient shares of Holdco Common Stock to allow all of such outstanding shares of Series B Preferred Stock to convert into the number of shares of Holdco Common Stock specified by the terms of the Certificate of Incorporation of Holdco.

     6.2 NEGATIVE COVENANTS OF HOLDCO. Without limiting any other covenants and provisions hereof, Holdco covenants and agrees that, after the Closing and for so long as either shares of Preferred Stock or the Subordinated Notes remain outstanding, it will not without the consent of a majority in interest in principal amount of the Subordinated Notes and the holders of a majority of the shares of Preferred Stock take the actions contained in the following covenants and provisions, and will cause each subsidiary of Holdco to not, without the consent of a majority in interest in principal amount of the Subordinated Notes and the holders of a majority of the shares of Preferred Stock take actions contained in the following covenants and provisions as are applicable to such subsidiary, and will not, without the approval of the holders of a majority of the Preferred Stock and of a majority in interest in principal amount of the holders of the Subordinated Notes, amend or revise any terms of this Section:

            (a) MERGER, SALE OF ASSETS, ETC. Merge or consolidate with, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions), a material portion of its assets (whether now owned or hereinafter acquired) to any Person, or permit any of its subsidiaries to do any of the foregoing, except for sales or other dispositions of assets in the ordinary course of business and except that (1) any wholly-owned subsidiary of Holdco may merge into or consolidate with or transfer assets to any other wholly-owned subsidiary of Holdco, (2) any wholly-owned subsidiary of Holdco may merge into or transfer assets to Holdco, and (3) Holdco may merge any Person into it or otherwise acquire such Person so long as Holdco is the surviving entity, the holders of voting stock of Holdco immediately prior to such merger are the holders of more than 50% of Holdco immediately following such merger, such merger or acquisition does not result in the violation of any of the provisions of this Agreement and no such violation exists at the time of such merger or acquisition. The foregoing shall not prohibit Holdco or any of its subsidiaries from pledging or granting a security interest in a material portion of its assets, provided that such transaction has been approved by the board of directors of Holdco.

            (b) MAINTENANCE OF OWNERSHIP OF SUBSIDIARIES. Create any subsidiary that is not a wholly-owned subsidiary, sell or otherwise dispose of any shares of capital stock of any of its subsidiaries, except to Holdco or another of its subsidiaries, or permit any of its subsidiaries to issue, sell or otherwise dispose of any shares of its capital stock or the capital stock of any of its subsidiaries except to Holdco or another of its subsidiaries; provided, however, that nothing herein contained shall prevent any merger, consolidation or transfer of assets permitted by subsection 6.2(a).

            (c) DEALINGS WITH AFFILIATES AND OTHERS. Enter into any transaction, including, without limitation, any loans or extensions of credit or royalty agreements, with any officer or director of Holdco or any officer or director of any of its subsidiaries or holder of any class of capital stock of Holdco, or any member of their respective immediate families or any corporation or other entity directly or indirectly controlled by one or more of such officers, directors or stockholders or members of their immediate families (other than any such transactions in the ordinary course of business which are in an amount not in excess of $50,000 and loans for purchases of Holdco securities by employees, officers, directors or consultants and housing loans to officers and directors, so long as approved by a majority of the disinterested members of the board of directors of Holdco).

            (d) CHANGE IN NATURE OF BUSINESS. Make, or permit any of its subsidiaries to make, any material change in the nature of its business as carried on at the date hereof by CSG or the Company or as contemplated in written materials delivered to the Investors prior to the date hereof.

            (e) DIVIDENDS. While the Preferred Stock is outstanding, declare or pay any dividends on any class of Holdco's or any of its subsidiaries' capital stock now or hereafter outstanding (other than dividends on the Preferred Stock, dividends payable in Holdco Common Stock or dividends payable by any of Holdco's subsidiaries to either Holdco or another subsidiary that is the parent of the paying subsidiary), or purchase, redeem or otherwise acquire or retire any of Holdco's or any of its subsidiaries capital stock of any class now or hereafter outstanding or otherwise return capital or make distributions of assets to stockholders as such, other than redemption of the Series A Preferred Stock and the Series B Preferred Stock pursuant to the Certificate of Incorporation of Holdco and repurchases of capital stock under other agreements providing for the repurchase of Holdco stock from employees, officers, directors or consultants on termination of their relationship with Holdco.

            (f) AGREEMENTS WITH EMPLOYEES FOR THE PURCHASE OF SECURITIES. Except as set forth herein, without approval of a majority of the disinterested members of the board of directors of Holdco, accelerate or terminate the vesting schedules under which restrictions on transfer of capital stock of Holdco lapse over a period of time with respect to capital stock held by employees, officers, directors or consultants of Holdco, increase the number of shares (such number to be equitably adjusted in the event of any stock split, combination, reclassification or other similar event occurring on or after the date of this Agreement) currently available for exercise under Holdco's stock option plan or otherwise, or issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange to directors, officers, employees and/or consultants shares of Holdco Common Stock, or options exercisable therefor, except as issued at fair market value, or granted with an exercise price equal to fair market value, at the time of issuance or grant, to directors, officers, employees or consultants of Holdco and any of its subsidiaries.

            (g) ISSUANCES OF SECURITIES AND EMPLOYEE STOCK OPTIONS. Except as set forth herein, issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, (i) any equity security of Holdco (other than Holdco Common Stock), including, without limitation, shares of Preferred Stock, (ii) any debt security of Holdco that by its terms is convertible into or exchangeable for any equity security of Holdco, (iii) any security of Holdco that is a combination of debt and equity, or (iv) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity security or any such debt security, except for (x) Holdco Common Stock issued as a stock dividend to holders of Holdco Common Stock or upon any subdivision or combination of shares of Holdco Common Stock, and (y) shares of Holdco Common Stock (or options to purchase such stock), issued pursuant to stock plans or arrangements approved by all of the disinterested members of the board of directors of Holdco.

     6.3 REPORTING REQUIREMENTS OF HOLDCO. Holdco will furnish the following to each holder of the Subordinated Notes, to each holder who owns of record or beneficially any Preferred Stock, and to each holder of at least 10% of the issued and outstanding Holdco Common Stock:

            (a) as soon as available and in any event within thirty (30) days after the end of each fiscal month of Holdco, unaudited Consolidated balance sheets of Holdco and its subsidiaries as of the end of such month and Consolidated statements of income and of statements of cash flow of Holdco and its subsidiaries for the period ending with such month, setting forth in each case in comparative form the corresponding figures for the corresponding period of the prior fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief executive officer or chief financial officer of Holdco as having been prepared in accordance with GAAP except for a lack of customary year end disclosures, footnotes and year end adjustments;

            (b) as soon as available and in any event within ninety (90) days after the end of each fiscal year of Holdco, a copy of the annual audit report for such year for Holdco and its subsidiaries, including therein consolidated balance sheets of Holdco and its subsidiaries as of the end of such fiscal year and consolidated statements of income and retained earnings and of statements of cash flow of Holdco and its subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all duly certified by a "Big Six" independent public accounting firm selected by Holdco's board of directors;

            (c) at the time of delivery of each monthly and annual statement, a certificate, executed by the chief executive officer or chief financial officer of Holdco in the case of monthly statements, and Holdco's independent public accountants in the case of annual statements, stating that such officer or accountants, as the case may be, has caused Sections 6.1(a) (insofar as it relates to payment of federal and state income taxes), 6.2(b), 6.2(c), 6.2(f) and 6.2(g) to be reviewed and has no knowledge of any default by Holdco or any of its subsidiaries in the performance or observance of any of the provisions of this Agreement or, if such officer or accountant has such knowledge, specifying such default and the nature thereof;

            (d) promptly upon the request of any holder of at least $250,000 in principal amount of Subordinated Notes or any Person holding an aggregate of at least 250 shares of Preferred Stock, any written report submitted to Holdco by independent public accountants in connection with an annual or interim audit of the books of Holdco and its subsidiaries made by such accountants;

            (e) promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, materially affecting Holdco and its subsidiaries when considered as a whole;

            (f) at least thirty (30) days prior to the commencement of each fiscal year of Holdco, a copy of the operating plan and budget provided for in
Section 6.1(g);

            (g) upon request, to any holder of at least $250,000 in principal amount of Subordinated Notes or any Person holding an aggregate of at least 250 shares of Preferred Stock, copies of all materials provided to the committees of the board of directors of Holdco, and to any such holder or Person who is not a member of the board of directors of Holdco copies of all materials provided to the board of directors of Holdco and all other information respecting the business, properties or the condition or operations, financial or otherwise, of Holdco or any of its subsidiaries that any Investor may from time to time reasonably request; provided, however, that Holdco shall not be required to
                    --------  -------
deliver any such information to the extent that such action would, in the opinion of counsel to Holdco, be deemed to constitute a waiver of the attorney-client privilege.

            Any person receiving the information distributed pursuant to subsections (f) and (g) above agrees to hold such information in confidence to the same extent that would be required of a member of Holdco's board of directors.

     6.4 CONFIDENTIALITY. Any confidential information obtained by any holder of the Subordinated Notes or the Preferred Stock pursuant to this Agreement shall be treated as confidential and shall not be disclosed to a third party without the consent of the board of directors of Holdco, except that such information shall not be deemed confidential for the purpose of enforcement of this Agreement or valuation of the Preferred Stock or Subordinated Notes and except that any such holder may otherwise disclose such information to its partners if such partners agree to be bound by the restrictions contained in this Section. At the request of the board of directors of Holdco, any Person to receive or receiving any information pursuant to this Agreement shall execute and deliver a reasonable confidentiality agreement in form and substance reasonably satisfactory to the board of directors of Holdco.

     6.5    COVENANTS OF SELLER.

            (a) FURTHER ASSET TRANSFER. From and after the date of the Closing, the Seller agrees to convey, transfer, and assign to the Company, free and clear of all Liens, any tangible or intangible rights, properties or assets then held by the Seller (i) that are necessary to permit the Company to conduct, operate and maintain the Business consistent with Past Practice and as it is proposed to be conducted, (ii) that are among the Assets, including without limitation, the Contracts, (iii) the conveyance, transfer or assignment of which would have been necessary for representations and warranties of the Seller herein to be true and correct as of the date of the Closing, or (iv) the conveyance, transfer or assignment of which was or is required by the covenants of the Seller contained in this Agreement. To the extent that any Contract was not assigned to the Company because of a limit on assignability of such Contract, the Seller shall take all actions necessary to pass through to the Company all benefits of such Contracts and the Company shall perform all obligations of the Seller thereunder and shall indemnify the Seller with respect to such obligations; provided that
                                                                 --------
such indemnification shall be contingent on the passing of all benefits of such Contracts to the Company; provided, further, that compliance of the Seller with
                          --------- --------
this sentence shall not excuse the Seller from any breach of the representations, warranties and covenants of the Seller, resulting from such non-assignment.

            (b) EFI NON-INFRINGEMENT OPINION. The Seller shall use its best efforts to cause the opinion of patent counsel described in Section 4.4(j) to be updated and delivered to Holdco and the Company if reasonably requested to do so by Holdco or the Company.

            (c) YEAR-END BALANCE SHEET. The Seller shall cooperate with and give assistance to the Investors and the Investors' Accountants in relation to the preparation of the Year-End Balance Sheet. Until the Year-End Balance Sheet is final and binding in accordance with Section 1.5(b) and until the Audited Financial Statements have been prepared and finalized, the Seller shall give to the Additional Accounting Firm, the Investors, Holdco, the Company and their counsel, accountants and other authorized representatives, on prior request therefor from the Additional Accounting Firm, the Investors, Holdco, the Company or such representatives, such access during normal business hours to copies of the Seller's financial statements, books and records so as to allow the Investors' Accountants to prepare the Year-End Balance Sheet, so as to allow the Additional Accounting Firm to resolve disputes as specified in Section 1.5(b), and so as to allow Holdco, the Company and their accountants to prepare the Audited Financial Statements.

            (d) ELECTION UNDER SECTION 338(H)(10). Seller shall join with Holdco in preparing a protective joint election on Form 8023A for the Company under Section 338(h)(10) of the Code and under any applicable similar provisions of state law with respect to the Merger. The Form 8023A shall be prepared by advisers of Holdco and executed by those parties hereto required to execute such form within 90 days after the date of the Closing and filed by Holdco if it so elects in its sole discretion. Information accompanying the Form 8023A will reflect the purchase price allocation determined by Holdco; the parties hereto agree to take no position for any tax or reporting purposes which is contrary to such allocation.

            (e) TAX TREATMENT. The Seller shall treat the formation of the Company and the transfer of the Assets described in Section 1.1 hereof as a taxable transaction for federal and state income tax purposes.


                                  ARTICLE VII

                        OBLIGATIONS PENDING THE CLOSING

     Between the date hereof and the Closing, unless this Agreement is terminated sooner, pursuant to Section 12.2 hereof:

     7.1 ACCESS. The Seller shall give to the Investors and their counsel, accountants and other authorized representatives from and after the date of execution of this Agreement, on prior request therefor from the Investors or such representatives, such access during normal business hours to the premises, employees, agents and consultants of the Seller relating to CSG, the Business or the Assets, and of the Company, and such copies of the Seller's financial statements, books and records, and contracts and leases and other documentation relating to CSG, the Business, the Assets or the Company, so as to enable the Investors to inspect and evaluate all aspects of the business and operations, assets, operating results, financial condition, future Prospects, capitalization, ownership, and legal and regulatory affairs of CSG, the Business and the Company and to verify the accuracy of the information heretofore furnished to the Investors and the representations and warranties made in this Agreement by the Seller or the Company with respect to the foregoing matters. The Seller agrees that it will take no action to prevent or delay CSG or the Company from furnishing or making available all information reasonably requested by the Investors. Each of the Investors agrees to conduct its review in a manner designed to minimize any disruption of the Seller's and the Company's operations. All information and records obtained by the Investors pursuant to this Agreement shall be maintained as confidential prior to the Closing and shall not be disclosed to any third party prior to the Closing without the prior written consent of the Seller, except (i) in response to legal process;
provided that Investors shall notify the Seller of such legal process so as to
- --------
provide the Seller with a reasonable opportunity to contest the validity thereof or (ii) to the extent required to comply with applicable law; provided, however,
                                                              --------  -------
that prior to making such disclosure, Investors shall use their best efforts to have such information and records afforded confidential treatment. Seller may require, as a condition to providing the access described in Section 7.1, that each Investor and its representatives execute and deliver a confidentiality agreement in form and substance reasonably satisfactory to the Seller. The Investors shall not be obligated to maintain as confidential any information obtained from the Seller or the Company which is publicly available, readily available from public sources, known to it at the time the information was disclosed, or which was rightly obtained from a third party. In the event that this Agreement is terminated prior to the date of the Closing, Investors shall return all information (and any copies thereof) received by them (from the Seller or its agents or representatives) and relating to the Seller, the Company, the Assets, the Business or CSG to the Seller.

     7.2 CONDUCT OF COMPANY'S BUSINESS. Unless the Investors give their prior written consent for actions to be taken to the contrary, from the date of this Agreement and until the Closing or termination of this Agreement, whichever first occurs, the Seller and the Company shall, and the Seller shall take no action to prevent or delay CSG or the Company from being able to (except that from and after December 31, 1995, all dollar amounts shown in this Section 7.2 shall be considered to be $0):

          (a) OPERATION OF BUSINESS. Operate and conduct CSG's and the Company's business and operations diligently and only in the ordinary course of business consistent with Past Practice. The Business shall be conducted up until the date of the Closing as usual and consistent with the practices of the Seller with respect to the Business prior to December 8, 1995. All practices of CSG, the Company and the Business, including procurement of inventory and raw materials, payment of accounts payable, and fulfillment of customers order, shall be conducted to the date of Closing in the ordinary course of business consistent with Past Practice. Neither CSG nor the Company shall (i) incur any new indebtedness or increase the amount due and owing to any lender for borrowed money, except it may incur indebtedness for up to $50,000 for purposes of financing equipment purchases or leases, or (ii) increase the compensation or benefits of an employee, independent contractor or agent or adopt or amend any commission plan or arrangement or any employee benefit plan or arrangement of any type which results or may result in an increase in costs or liabilities thereunder of more than $10,000 per month, in the aggregate, above those existing on the date hereof, or otherwise lend or advance any sum or extend credit to any employee, director, shareholder or stockholder or any of their respective affiliates ;

          (b) ORGANIZATION. Preserve intact CSG's and the Company's organization and use its reasonable best efforts to retain all employees of and consultants to the Seller, relating to CSG, the Business and the Assets, and the Company, commensurate with the requirements of the Business;

          (c) VENDORS. Use its reasonable best efforts to retain services of all vendors, suppliers, agents and consultants used in the Business, commensurate with the requirements of the Business;

          (d) INSURANCE. Maintain insurance (either directly or through the Corporate Services Agreement described in Section 1.1), including liability and efforts and omissions insurance, consistent with Past Practice and, unless comparable insurance is substituted therefor or is not generally available to businesses of the type conducted by CSG and the Company, not take any action to terminate or modify, nor permit the lapse or termination of, the present insurance policies and coverages of the Seller, relating to CSG, the Business and the Assets, and the Company as set forth in the Disclosure Letter;

          (e) LAWSUITS, CLAIMS. Promptly notify the Investors of, and if requested by the Investors, diligently defend against, all lawsuits, claims, proceedings or investigations that are, or which any officers of the Company or the Seller, as a result of events or circumstances known to them, has reason to believe may be, threatened, brought, asserted or commenced against the Seller in relation to CSG or the Company or any of their officers or directors, involving or affecting in any way CSG's or the Company's operations, or any of the Assets, or the Business or the transactions contemplated hereby; and, without the prior written consent of the Investors, not settle any action or proceeding which would materially and adversely affect the Business, the Assets, CSG or the Company, their business, financial condition or operating results and, without the prior written consent of the Investors, not release, settle, compromise or relinquish any claims, causes of action or rights involving more than $50,000 individually or $100,000 in the aggregate which the Company or the Seller may have against any other persons, including, without limitation, claims or rights to reimbursement or payment for services rendered by the Company, CSG or the Seller, in relation to CSG, the Business and the Assets;

          (f) CERTAIN CHANGES. Not sell or otherwise dispose, or enter into any agreement for the sale, of any of the Assets, except for sales of inventory and obsolete equipment in the ordinary course of business and consistent with Past Practice, and not permit or allow, or enter into any agreements providing for or permitting, any of its assets or properties to be subjected to any option or Lien other than Liens in existence on the date hereof and statutory liens to secure Taxes that are not yet due and payable, all of which are listed on the Disclosure Letter;

          (g) CONDITION OF ASSETS. Maintain in good working order and condition, ordinary wear and tear excepted, and in compliance in all material respects with all applicable laws and regulations, all of the tangible Assets, wherever located, that are used, leased or owned by the seller or by the Company;

          (h) AGREEMENTS. Observe and perform all terms, conditions, covenants and obligations contained in all existing material agreements between the Seller, in relation to CSG, or the Company and third parties the violation of which would have, individually or in the aggregate, a material adverse effect on the Business, the Assets, CSG or the Company or their business, financial condition, operating results or future Prospects; and, except as required by any existing agreements, not enter into any new agreements or transactions with respect to the Company, the Business, the Assets or CSG, or incur any expenditures, liabilities or obligations, involving more than $50,000 individually or $100,000 in the aggregate, or renew, extend, amend or modify any existing agreement involving any commitments, obligations, liabilities or requiring any expenditures that would exceed $50,000 individually or $100,000 in the aggregate with respect to the Company, the Business, the Assets or CSG; not take any action which would cause a material breach or violation of or material default under any material agreement, lease, contract, or other written instrument, commitment or arrangement, or under any material permit, license, franchise, judgment, writ or order, applicable to or affecting the Seller in relation to CSG, or the Company or the Business, and promptly notify the Investors in writing of the occurrence of any such breach or default; and not enter into any transaction with respect to the Company, the Business, the Assets or CSG with any stockholder, shareholder, director or officer or any person or entity related to or affiliated with any such person other than those transactions that are described in the Disclosure Letter, if any;

          (i) TAXES. Pay, when due, and prior to the imposition or assessment of any interest, penalties or liens by reason of the non-payment of, all Taxes assessed against the Seller (as related to the Assets, the Business, CSG or the Company) or the Company, any of its assets or its operations other than Taxes, the validity of which is being contested in good faith and for which adequate reserves have been established in accordance with GAAP;

          (j) DIVIDENDS, ETC. Except as contemplated by this Agreement not: (i) declare or pay any dividends or make any distributions with respect to or redeem any shares of the Company's capital stock; (ii) accelerate the payment of or prepay any indebtedness or other obligations of the Company; (iii) approve or effect any reclassification or recapitalization of the Company or its authorized or outstanding shares; (iv) merge or consolidate the Seller or the Company with or sell any of their assets to a third party other than sales of assets in the ordinary course of business and consistent with Past Practice; (v) approve or commence any proceedings for the liquidation of the Seller or the Company; or
(vi) enter into any agreement to do any of the foregoing;

          (k) CORPORATE MATTERS. Except as expressly contemplated by this Agreement, not: (i) amend in any manner the Certificate of Incorporation or Bylaws of the Company; (ii) alter the composition or membership of the Company's board of directors; (iii) except for shares purchased upon exercise of outstanding options, authorize or issue any shares of capital stock of the Company of any class or series; (iv) create or issue any warrants, obligations, subscriptions, options, convertible securities or other commitments under which any additional shares of the capital stock of any class or other equity securities of the Company may be directly or indirectly authorized, issued or transferred; or (v) agree to do any of the above; and

          (l) LIABILITIES AND EXPENSES. Not: with respect to CSG, the Assets, the Business or the Company, create or incur (whether as principal, surety or otherwise) any actual or contingent liabilities or expenses in excess of $25,000 in the aggregate other than liabilities and expenses incurred in the ordinary course of business consistent with Past Practice.

     7.3 CONSENTS. Each party to this Agreement shall use its reasonable best efforts to obtain or cause to be obtained at the earliest practicable date, and prior to the Closing, all consents, approvals and licenses, if any, which such party requires to permit it to consummate the transactions contemplated hereby without violating any material agreement, contract, instrument or applicable law or regulation, license or permit, to which it is a party or to which it or its assets are subject. The parties hereto shall cooperate with each other in their efforts to obtain all such consents, approvals and licenses.

     7.4 NOTICE OF BREACH. Each party to this Agreement will immediately give notice to the other parties of the occurrence of any event, or the failure of any event to occur, that results in a breach by it of any representation or warranty or a failure by it to comply with or fulfill any covenant, condition or agreement contained herein.

     7.5 SELLER AND INVESTORS AS STOCKHOLDERS. The Seller agrees, as the sole stockholder of the Company prior to the Closing, to cause the Company, and the Investors agree as the controlling stockholders of Holdco prior to the Closing, to cause Holdco and Holdco Sub to comply with all of their respective obligations hereunder to be fulfilled prior to the Closing.

     7.6 RETENTION OF CSG EARNINGS. It is the intent of the parties hereto that all assets and liabilities shown on the Year-End Balance Sheet, all proceeds and obligations relating to such assets and liabilities, and all earnings, revenues, income and profits earned by CSG and the Business from and after December 31, 1995 shall be transferred to the Company immediately prior to the Effective Time. In addition, it is the intent of the parties hereto that CSG and the Business be run separately from the remainder of the business of the Seller for the benefit of Holdco and those who will be Holdco's stockholders immediately after the Effective Time. In furtherance of these purposes, from and after December 31, 1995, the Seller shall keep and hold all assets and liabilities related to, and all revenue and income attributable to, CSG, the Business and the Assets, including but not limited to those assets and liabilities shown on the Year-End Balance Sheet, separate from other Seller assets, revenue, income and liabilities. As of December 31, 1995, all assets related to, and all revenue and income attributable to CSG, the Business and the Assets, including but not limited to those assets and liabilities shown on the Year-End Balance Sheet and all assets, receivables, income and revenue received by the Seller that relates to CSG, the Business and the Assets, shall be held in trust for transfer to the Company pursuant to this Agreement. From and after December 31, 1995, the Seller shall not cause or allow the Company, CSG, the Business, and the Assets to assume any Liability or to become subject to any Lien other than pursuant to the assumption of trade payables of CSG and the Business in the ordinary course of business. From and after December 31, 1995, any increases in the Working Capital of CSG and any additional receivables received by the Seller in relation to CSG, the Business and the Assets shall be held in trust by the Seller for transfer to the Company. From and after December 31, 1995, all cash shown (or to be shown) on the Year-End

Balance Sheet shall be placed in an account separate from that of all other funds of the Seller. All cash received by the Seller in relation to CSG, the Business and the Assets from and after December 31, 1995, as income, conversion of accounts receivable or otherwise, shall be placed in such separate account and held there in trust until transferred to the Company pursuant to Section
1.1. No cash shall be paid out of this separate account except for (x) payments in the ordinary course of business not exceeding $10,000 in the aggregate, (y) payment in the ordinary course of business of trade payables shown on (or to be shown on) the final and binding Year-End Balance Sheet, and (z) payment of the amounts of salary (at the level shown on Exhibit 1.1D), accruing after December 31, 1995 in the ordinary course of business, of those employees and consultants of the Seller that are listed on Schedule 1.1D as to be employees or consultants of the Company. In no event shall cash from such separate account be used to pay obligations accruing on or before December 31, 1995 that are not shown on the Year-End Balance Sheet, and, to the extent that any such obligations exist, such obligations shall remain obligations only of the Seller after the Effective Time. The Company shall not transfer assets or cash, whether as a dividend, an assumption of liabilities, a payment for deemed or actual federal or state income taxes, a loan or otherwise, or obligate itself to transfer any assets or cash, to the Seller (and the Seller shall not receive such from the Company), prior to the Effective Time. As of and after December 31, 1995, the Seller and its directors shall owe the Investors the same fiduciary duties with respect to CSG, the Assets and the Business that the Company and its directors will owe the holders of Company Common Stock and that Holdco and its directors will owe the holders of Holdco Common Stock after the Closing. From and after December 31, 1995, the Seller shall operate CSG, the Business and the Assets substantially in accordance with the projected financial statements set forth in Exhibit 7.6 hereto. The Seller shall take all actions necessary to insure, that, as of the moment immediately prior to the Effective Time, the Company shall hold all profits, earnings, revenue, and cash held by the Seller as of December 31, 1995 and shown or to be shown and the Year-End Balance Sheet, or received by the Seller from and after December 31, 1995 in relation to the operation of CSG, the Business, the Assets, and the Company or related to any of the items shown on the Year-End Balance Sheet including, with limitations, accounts receivable.
Any of the requirements of this Section 7.6 may be waived with the prior written consent of the Investors. In the event of any conflict between this Section 7.6 and any other provision of this Article VII, the provisions of this Section 7.6 shall control.


                                 ARTICLE VIII

                    OBLIGATIONS AT OR PRIOR TO THE CLOSING

     8.1 EXCLUSIVITY/OTHER OFFERS. Unless and until this Agreement has been terminated in accordance with Section 12.2 below, none of the Investors, Holdco, Holdco Sub, the Company, or the Seller, or any of their respective representatives, agents, officers, directors, shareholders, stockholders, partners or employees, will solicit or accept offers from, provide information or assistance to, or negotiate or enter into any agreement or understanding (written or oral) with, any other person or entity regarding (i) the sale, merger, initial public offering or reorganization of the Company; the sale or other disposition of, or the granting of any security interest, lien or encumbrance on, any of the Assets, the Business or CSG other than dispositions of inventory in the ordinary course of business; or (iii) any other transaction which would cause or result in any change, other than of an immaterial nature, in or adversely affect the Business, the Assets, or the business of CSG or the Company or otherwise interfere with the consummation of the transactions contemplated herein.

     8.2 OTHER DELIVERIES. At the Closing, the parties hereto shall also execute and deliver all agreements and instruments referred to in Articles IV, V and otherwise provided herein.


                                   ARTICLE IX

       NATURE AND SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

     9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by Holdco, Holdco Sub and the Investors in Section 2.1(c) hereof and by the Seller in this Agreement or any other instrument or document delivered in connection herewith, including the documents contained the Exhibits hereto and the Disclosure Letter, shall survive until the date one year after the date of the Closing. Other than as set forth above, all representations and warranties made by the Investors, Holdco, Holdco Sub, and the Company in this Agreement or any other instrument or document delivered in connection herewith shall terminate upon the Closing and shall not survive the Closing. All covenants made in the Agreement and any other instrument or document delivered in connection with the Agreement shall survive indefinitely unless this Agreement or such instrument or document specifically specifies otherwise.


                                   ARTICLE X

                                INDEMNIFICATION

     10.1 INDEMNIFICATION BY THE SELLER FOR BREACH OF THIS AGREEMENT. Subject to the limitations set forth in this Article, the Seller shall indemnify and hold harmless the Investors, the Company, Holdco and their respective officers, directors, employees, successors and assigns (the "Indemnified Investor Parties") in respect of any and all claims, actions, suits or other proceedings and any and all losses, costs, expenses, liabilities, fines, penalties, interest and damages, whether or not arising out of any claim, action, suit or other proceeding (and including reasonable counsel and accountants' fees and expenses and all other reasonable costs and expenses of investigation, defense or settlement of claims and amounts paid in settlement) incurred by, imposed on or borne by the Indemnified Investor Parties ("Investor Damages") resulting from the breach of any of the representations, warranties or covenants (including, but not limited to, the covenant in Section 1.5 hereof) made by the Seller in this Agreement, the Disclosure Letter, or any agreement, instrument or document that is attached as an Exhibit to this Agreement. Investor Damages shall exclude (i) any amount with respect to which the Indemnified Investor Parties shall be entitled to receive and shall have received payment under any insurance policy which provides coverage for the liability to which such amount relates and (ii) the amount of any tax benefit actually received by the Indemnified

Investor Parties as a result of such Investor Damages, after taking into account the tax consequences of the indemnification payment for such Investor Damages.

     10.2 INDEMNIFICATION BY THE SELLER FOR EFI LITIGATION AND BULK SALES VIOLATIONS. The Seller shall indemnify and hold harmless the Indemnified Investor Parties in respect of any and all Investor Damages resulting from the EFI Litigation and from any violation by the Seller or the Company of the requirements and provisions of any "bulk-transfer" laws of any jurisdiction in connection with any of the transactions contemplated herein. Investor Damages shall exclude any amount with respect to which the Indemnified Investor Parties shall be entitled to receive and shall have received payment under any insurance policy which provides coverage for the liability to which such amount relates. Investor Damages shall exclude (i) any amount with respect to which the Indemnified Investor Parties shall be entitled to receive and shall have received payment under any insurance policy which provides coverage for the liability to which such amount relates and (ii) the amount of any tax benefit actually received by the Indemnified Investor Parties as a result of such Investor Damages, after taking into account the tax consequences of the indemnification payment for such Investor Damages.

     10.3 CLAIMS FOR INDEMNIFICATION OF INVESTORS. Whenever any claim shall arise for indemnification hereunder, the Indemnified Investor Parties making such claim shall promptly notify the Seller in writing of the claim and, when known, the facts constituting the basis for such claim and use its reasonable efforts to cooperate with the Seller to mitigate the Investor Damages suffered or to be suffered by the such Indemnified Investor Parties; provided that
                                                            --------
failure to give such notice shall not affect any rights or remedies of the Indemnified Investor Parties hereunder with respect to indemnification for Investor Damages except to the extent that the Seller is materially prejudiced thereby. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Seller shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. None of the Indemnified Investor Parties shall settle or compromise any claim by a third party for which they are entitled to indemnification hereunder, without the prior written consent of the Seller (which shall not be unreasonably withheld).

     10.4 DEFENSE BY SELLER. In connection with any claim giving rise to indemnity hereunder or resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Seller at its sole cost and expense may, upon written notice to the Indemnified Investor Parties, assume the defense of any such claim or legal proceeding if it acknowledges to the Indemnified Investor Parties in writing its obligation to indemnify the Indemnified Investor Parties with respect to all elements of such claim, and thereafter diligently conduct the defense thereof with counsel reasonably acceptable to the Indemnified Investor Parties. The Indemnified Investor Parties shall be entitled to participate in (but not control) the defense of any such action with their counsel and at their own expense. If the Seller does not assume or fails to conduct in a diligent manner the defense of any such claim or litigation resulting therefrom, (a) the Indemnified Investor Parties may defend against such claim or litigation, in such manner as they may deem appropriate, including, but not limited to, settling such claim or litigation, after giving reasonable notice of the same to the Seller, on such terms as the Indemnified Investor Parties may deem appropriate (with the Seller's prior written consent, which consent shall not be unreasonably withheld), and
(b) the Seller shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Seller thereafter seeks to question the manner in which the Indemnified Investor Parties defended such third party claim or the amount or nature of any such settlement, the Seller shall have the burden to prove by a preponderance of the evidence that the Indemnified Investor Parties did not defend or settle such third party claim in a reasonably prudent manner. Notwithstanding the foregoing, no party shall consent to entry of any judgment or enter into any settlement (or have any liability for Investor Damages with respect thereto) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified and indemnifying party of a release from all liability in respect to such Claim. Each party agrees to cooperate fully with the other, with such cooperation to include, without limitation, attendance at depositions and the provision of relevant documents as may be reasonably requested by the Seller, provided that the Seller will hold the Indemnified Investor Parties harmless from all of their reasonable expenses, including reasonable attorneys' fees, incurred in connection with such cooperation by the Indemnified Investor Parties.

     10.5 TIME LIMITATION ON INDEMNIFICATION OF INVESTORS, HOLDCO AND COMPANY. Except for indemnification claims for Investor Damages resulting from (a) the EFI litigation, (b) the violation of "bulk-transfer" laws of any jurisdiction by the Seller or the Company in connection with any of the transactions contemplated hereby, (c) the violation of any covenants of the Seller made in this Agreement, the Disclosure Letter, or any agreement, instrument or document that is attached as an Exhibit to this Agreement, or (d) the failure of the Seller to pay any obligation greater than $2,000,000 pursuant to Section 1.5(c) hereof (collectively the "Unlimited Claims"), no claim for indemnification under this Article may be made or suit instituted by the Indemnified Investor Parties after the date one year after the date of the Closing. Notwithstanding the foregoing, this Agreement shall place no such limitation on the Unlimited Claims.

     10.6 MONETARY LIMITATION ON INDEMNIFICATION OF INVESTORS, HOLDCO AND COMPANY. With respect to any indemnification claims, except for any Unlimited Claims, made by the Indemnified Investor Parties under this Article, the Seller shall have no obligation to indemnify the Indemnified Investor Parties for any Investor Damages which exceed an aggregate cumulative amount equal to the amount, at the time of such claim, in the escrow fund established in accordance with the terms of the Escrow Agreement described in Section 4.4(h). Further, with respect to any indemnification claims, except for the Unlimited Claims, made by the Indemnified Investor Parties under this Article, the Seller have no obligation to indemnify the Indemnified Investor Parties until the aggregate cumulative amount of Investor Damages exceeds $250,000; provided that if the aggregate cumulative amounts of Investor Damages exceeds $250,000, this Article X shall provide for payment of indemnification claims for all Investor Damages. Payment of indemnification pursuant to this Article (except for the Unlimited Claims, which claims may be made directly against the Seller or the such escrow fund at the option of the Indemnified Investor Parties, as the case may be, seeking indemnification), shall be made only from such escrow fund. Notwithstanding the foregoing, there shall be no limit on the amount of the Unlimited Claims that may be recovered by the Investors, Holdco and the Company from the Seller.

     10.7 DAMAGES TO INVESTORS. The Seller acknowledges and agrees that, if the Company suffers, incurs or otherwise becomes subject to any Investor Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation of the Seller or as a result of the EFI Litigation or violation by the Seller or the Company of "bulk-transfer" laws, then Holdco and the Investors also shall be deemed, by virtue of their ownership of the stock of the Company, to have incurred Investor Damages as a result of or in connection with such inaccuracy or breach in the same amount and to the same extent as has the Company; provided that the terms of this Section
                                       --------
10.7 shall not permit the Company, Holdco and the Investors to receive from the Seller, pursuant to this Article X, an aggregate of indemnification payments greater than such Investor Damages.

     10.8 NO WAIVER BY INVESTORS, HOLDCO AND COMPANY. The Indemnified Investor Parties shall not be barred from receiving indemnification under this
Article X because any of them had knowledge, prior to the date of Closing or at any other time, of a breach of representation, warranty or covenant of the Seller or a violation by the Seller or the Company of any "bulk-transfer" laws by the Seller or the Company.

     10.9 MATERIALITY. For the purposes of determining the amount of Investor Damages under this Article X, all representations and warranties of the Seller contained herein or in any instrument, document or agreement contemplated hereby shall be deemed to be without any materiality or material adverse effect exceptions or qualifications or any similar exceptions or qualifications that may be present in such representations and warranties.

     10.10 INDEMNIFICATION BY HOLDCO AND INVESTORS. Subject to the limitations set forth in this Article, the Holdco and the Investors shall indemnify and hold harmless the Seller and its officers, directors, employees successors and assigns (the "Indemnified Seller Parties") in respect of any and all claims, actions, suits or other proceedings and any and all losses, costs, expenses, liabilities, fines, penalties, interest and damages, whether or not arising out of any claim, action, suit or other proceeding (and including reasonable counsel and accountants' fees and expenses and all other reasonable costs and expenses of investigation, defense or settlement of claims and amounts paid in settlement) incurred by, imposed on or borne by the Indemnified Seller Parties ("Seller Damages") resulting from the breach of any of the representations or warranties of Holdco and the Investors contained in Section 2.1(c) hereof. Seller Damages shall exclude (i) any amount with respect to which the Indemnified Seller Parties shall be entitled to receive and shall have received payment under any insurance policy which provides coverage for the liability to which such amount relates and (ii) the amount of any tax benefit actually received by the Indemnified Seller Parties as a result of such Seller Damages, after taking into account the tax consequences of the indemnification payment for such Seller Damages.

     10.11 CLAIMS FOR INDEMNIFICATION OF SELLER. Whenever any claim shall arise for indemnification hereunder, the Indemnified Seller Parties making such claim shall promptly notify Holdco and the Investors in writing of the claim and, when known, the facts constituting the basis for such claim and use its reasonable efforts to cooperate with the indemnifying party to mitigate the Seller Damages suffered or to be suffered by such Indemnified Seller Parties; provided that failure to
- --------
give such notice shall not affect any rights or remedies of the Indemnified Seller Parties hereunder with respect to indemnification for Seller Damages except to the extent that Holdco and the Investors are materially prejudiced thereby. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to Holdco and the Investors shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Seller Parties shall settle or compromise any claim by a third party for which they are entitled to indemnification hereunder, without the prior written consent of Holdco and the Investors (which shall not be unreasonably withheld).

     10.12 DEFENSE BY HOLDCO AND INVESTORS. In connection with any claim giving rise to indemnity hereunder or resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, Holdco and the Investors at their sole cost and expense may, upon written notice to the Indemnified Seller Parties, assume the defense of any such claim or legal proceeding if they acknowledge to the Indemnified Seller Parties in writing their obligation to indemnify the Indemnified Seller Parties with respect to all elements of such claim, and thereafter diligently conduct the defense thereof with counsel reasonably acceptable to the Indemnified Seller Parties. The Indemnified Seller Parties shall be entitled to participate in (but not control) the defense of any such action with its counsel and at its own expense. If Holdco and the Investors do not assume or fails to conduct in a diligent manner the defense of any such claim or litigation resulting therefrom, (a) the Indemnified Seller Parties may defend against such claim or litigation, in such manner as they may deem appropriate, including, but not limited to, settling such claim or litigation, after giving reasonable notice of the same to Holdco and the Investors, on such terms as the Indemnified Seller Parties may deem appropriate (with the prior written consent of Holdco and the Investors, which consent shall not be unreasonably withheld), and (b) Holdco and the Investors shall be entitled to participate in (but not control) the defense of such action, with their counsel and at their own expense. If Holdco and the Investors thereafter seek to question the manner in which the Indemnified Seller Parties defended such third party claim or the amount or nature of any such settlement, Holdco and the Investors shall have the burden to prove by a preponderance of the evidence that the Indemnified Seller Parties did not defend or settle such third party claim in a reasonably prudent manner. Notwithstanding the foregoing, no party shall consent to entry of any judgment or enter into any settlement (or have any liability for Seller Damages with respect thereto) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified and indemnifying party of a release from all liability in respect to such Claim. Each party agrees to cooperate fully with the other, with such cooperation to include, without limitation, attendance at depositions and the provision of relevant documents as may be reasonably requested by Holdco and the Investors, provided that Holdco and the Investors will hold the Indemnified Seller Parties harmless from all of their reasonable expenses, including reasonable attorneys' fees, incurred in connection with such cooperation by the Indemnified Seller Parties.

     10.13 TIME LIMITATION ON INDEMNIFICATION OF SELLER. No claim for indemnification under this Article may be made or suit instituted by the Indemnified Seller Parties after the date one year after the date of the Closing.

     10.14 MONETARY LIMITATION ON INDEMNIFICATION OF SELLER. With respect to any indemnification claims made by the Indemnified Seller Parties under this Article, Holdco and the Investors shall have no obligation to indemnify the Indemnified Seller Parties for any Seller Damages which exceed an aggregate cumulative amount equal to the $4,282,000. Further, with respect to any indemnification claims made by the Indemnified Seller Parties under this Article, Holdco and the Investors have no obligation to indemnify the Indemnified Seller Parties until the aggregate cumulative amount of Seller Damages exceeds $250,000; provided that if the aggregate cumulative amounts of Seller Damages exceeds $250,000, this Article X shall provide for payment of indemnification claims for all Seller Damages.

     10.15 NO WAIVER BY SELLER. The Indemnified Seller Parties shall not be barred from receiving indemnification under this Article X because any of them had knowledge, prior to the date of Closing or at any other time, of a breach of the representations and warranties of Holdco and the Investors made in Section 2.1(c).


                                  ARTICLE XI

                       DEFINITIONS AND ACCOUNTING TERMS

     11.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Additional Accounting Firm" has the meaning specified in Section
1.5.

            "Additional Report" has the meaning specified in Section 1.5.

            "Affiliate" (and, with a correlative meaning, "Affiliated") shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first Person, and, if such a Person is an individual, any member of the immediate family of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), and "immediate family" shall mean parents, spouse and children.

            "Agreement" means this Merger Agreement as from time to time amended and in effect between the parties hereto.

            "Assets" has the meaning specified in Section 1.1.

            "Assumed Liabilities" has the meaning specified in Section 1.1.

            "Audited Financial Statements" has the meaning specified in Section 4.8.

            "Business" means the business of CSG as operated as of December 8, 1995 and the business of the Company as now proposed or contemplated, including the operations of the Assets.

            "Business Plan" has the meaning specified in Section 3.1.

            "Cash Purchase Price" has the meaning specified in Section 1.4.

            "Claims" means any and all personal injury, property damage, nuisance, tort, contract or other claims, actions or demands brought at any time by any Person, any and all demands, actions or claims for investigation, remediation, removal, closure or other action with respect to Hazardous Materials, and any and all other investigations, suits, demands, actions, fines, penalties, claims, enforcement actions, Liens, Liabilities, damages, deficiencies, injunctions, reasonable attorneys' fees, reasonable experts' fees, costs and expenses actually paid, imposed or incurred.

            "Closing" has the meaning specified in Section 1.4.

            "COBRA" has the meaning specified in Section 3.1.

            "Code" has the meaning specified in Section 3.1.

            "Company" means and shall include Splash Technology, Inc., a Delaware corporation, and its successors and assigns.

            "Company Common Stock" has the meaning specified in Section 1.3.

            "Company Facility" shall mean any real property asset (including the land, the improvements and fixtures thereon, and the ambient air ground water and surface water thereof and including, but not limited to, the Assets), that the Seller, the Company or any of their past or present subsidiaries has at any time owned, operated, occupied, controlled or leased in connection with CSG, the Business or the Assets.

            "Consolidated" when used with reference to any term defined herein shall mean that term as applied to the accounts of the Company or Holdco, as appropriate in the context, and its subsidiaries consolidated in accordance with GAAP after eliminating intercompany items and minority interests.

            "Contracts" has the meaning specified in Section 1.1.

            "Copyrights" mean U.S. and foreign copyrights, whether registered or unregistered, and pending applications to register the same.

            "CSG" has the meaning specified in the Recitals.

            "DGCL" means the State of Delaware General Corporation Law, as amended.

            "Disclosure Letter" has the meaning specified in Section 3.1.

            "Disposal Site" shall mean a landfill, incinerator, disposal agent, waste hauler or recycler of Hazardous Materials.

            "Effective Time" has the meaning specified in Section 1.4.

            "EFI Litigation" means any and all litigation or other claims arising out of or related to U.S. Patent No. 4,941,038 and any divisionals, continuations in part, or reissues thereof, to case number C95-04110 DLG pending in United States District Court in the Northern District of California and any amendments thereto, and any claims for indemnification related to the foregoing.

            "Employee Plans" has the meaning specified in Section 3.1.

            "Environmental Law" means any Law pertaining to land use, air, soil, surface water, groundwater (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter, including, without limitation, the following laws as in effect on the date of the Closing: (a) Clean Air Act (42 U.S.C. (S)7401, et seq.); (b) Clean Water Act (33 U.S.C. (S)1251, et seq.); (c) Resource Conservation and Recovery Act (42 U.S.C. (S)6901, et seq.); (d) Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. (S)9601, et seq.); (e) Safe Drinking Water Act (42 U.S.C. (S)300f, et seq.); (f) Toxic Substances Control Act (15 U.S.C. (S)2601, et seq.); (g) Rivers and Harbors Act (33 U.S.C. (S)401, et seq.); (h) Endangered Species Act (16 U.S.C. (S)1531, et seq.); and (i) Occupational Safety and Health Act (29 U.S.C. (S)651, et seq.); together with any other foreign or domestic laws (federal, state, provincial or local) relating to Hazardous Materials of Hazardous Materials Activities.

            "Environmental Permit" shall mean any approval, permit, license, clearance or consent required to be obtained from any Person or any Governmental Authority with respect to a Hazardous Materials Activity which is or was conducted by the Seller in relation to CSG, the Business, the Assets or the Company, by the Company or by any of their past or present subsidiaries.

            "ERISA" has the meaning specified in Section 3.1.

            "ERISA Affiliate" has the meaning specified in Section 3.1.

            "Escrow Remainder" has the meaning specified in Section 4.4.

            "Exchange Act" means the Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission (or of any other

Federal Agency then administering the Exchange Act) thereunder, all as the same shall be in effect at the time.

            "Financial Statements" has the meaning specified in Section 3.1.

            "GAAP" means generally accepted accounting principles, consistently applied.

            "Governmental Authority" means any local, state, federal, foreign or international governmental authority, agency or entity, including, but not limited to, any court, commission, tribunal or panel having jurisdiction over the matter at issue.

            "Hazardous Materials Activity" shall mean the handling transportation, transfer, recycling, storage, use, treatment, manufacture, investigation, removal, remediation, release, exposure of others to, sale, or distribution of any Hazardous Material or any product containing a Hazardous Material.

            "Hazardous Material" shall mean any material or substance that is prohibited or regulated by any Environmental Law or that has been designated by any Governmental Authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment, including without limitation asbestos, petroleum, radon gas, and radioactive matter.

            "Holdco" has the meaning specified in the Preamble.

            "Holdco Common Stock" has the meaning specified in Section 2.1.

            "Holdco Sub Common Stock" has the meaning specified in Section 1.3.

            "Holdco Sub" has the meaning specified in the Preamble.

            "Indemnified Investor Parties" has the meaning specified in Section 10.1.

            "Indemnified Seller Parties" has the meaning specified in Section 10.10.

            "Intellectual Property" means Copyrights, Patent Rights, Trademarks and Trade Secrets.

            "Interim Balance Sheet" has the meaning specified in Section 3.1.

            "Investor Damages" has the meaning specified in Section 10.1.

            "Investors" has the meaning specified in the Preamble.

            "Investors' Accountants" means Coopers & Lybrand, L.L.P.

            "Key Employee" means and includes the Chairman of the board of directors, the President, any Vice-President and the Chief Financial Officer of the Company, Holdco, or any of their subsidiaries, or any person who is not an officer of Company, Holdco or any of their subsidiaries and is in charge of one or more of the following functions: sales, marketing, production, or engineering and technical development or any employee with access to the confidential information of Holdco or the Company.

            "Law" means any national, international, state, or local law, statute, rule, regulation, ordinance, requirement for approval or permit, judgment, injunction, decree of any court of applicable jurisdiction, or any treaty, international understanding, or other rule which has the force of law, including, without limitation, any Environmental Law.

            "Liability" means any direct or indirect liability, indebtedness, obligation, guarantee or endorsement, either accrued, absolute, contingent or otherwise, as determined in accordance with GAAP.

            "Lien" means any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, lien, charge or Claim of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and/or the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

           "Merger" has the meaning specified in Recitals.

            "Past Practice" shall mean the Past Practice of the Seller with respect to CSG, excluding any practices of the Seller after September 30, 1995 that were not consistent with practices of the Seller prior to September 30, 1995.

            "Patent Rights" means U.S. and foreign patents, patent applications pending or filed between the date hereof and the date of the Closing, continuations, continuations-in-part, divisions, reissues or patent disclosures.

            "Person" means an individual, corporation, partnership, limited liability company, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

            "Preferred Stock" shall mean the Series A Preferred Stock and the Series B Preferred Stock.

            "Prospects" means the prospects of the Business as described in and contemplated by the Business Plan.

            "Restricted GAAP" means GAAP, as further limited to those accounting principles and methods, all consistent with GAAP (except as disclosed on Exhibit 11.0), shown on Exhibit 11.0 hereto.

            "SEC" has the meaning specified in Section 3.1.

            "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission (or of any other Federal agency then administering the Securities Act) thereunder, all as the same shall be in effect at the time.

            "Securities" has the meaning specified in Section 2.1.

            "Seller" has the meaning specified in the Preamble.

            "Seller Damages" has the meaning specified in Section 10.10.

            "Seller Financial Statements" has the meaning specified in Section 3.1.

            "Seller SEC Documents" has the meaning specified in Section 3.1.

            "Seller's Accountants" shall mean the Seller's auditors and any other accounting firm otherwise engaged by the Seller.

            "Series A Preferred Stock" has the meaning specified in Section 2.1.

            "Series B Preferred Stock" has the meaning specified in Section 1.3.

            "Software" means computer software programs and software systems, including, without limitation, all databases, compilations, tool sets, compilers, higher level "proprietary" languages, related documentation and materials, whether in source code, object code or human readable form.

            "Subordinated Notes" has the meaning specified in Recitals.

            "Surviving Corporation" has the meaning specified in Section 1.2.

            "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

            "Tax" or "Taxes" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
Section 59A), customs duties, capital stock, franchise profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

            "Trademarks" mean United States, state and foreign trademarks, service marks, logos, trade dress and trade names, whether registered or unregistered, and pending applications to register the foregoing and all goodwill associated therewith.

            "Trade Secrets" mean confidential ideas, trade secrets, know-how, concepts, methods, processes, formulae, inventions (whether or not patentable), reports, data, customer lists, mailing lists, business plans, or other proprietary information that provides the owner with a competitive advantage.

            "Unlimited Claims" shall have the meaning set forth in Section 10.5.

            "Working Capital" means the aggregate of the cash, net accounts receivable (less any allowances for doubtful accounts), net value of inventory (adjusted for all applicable write-downs and write-offs) less liabilities of any kind, which liabilities will include, but not be limited to, accounts payable, royalties payable, warranty reserves, accrued bonuses, accrued vacation, employee expense obligations, deferred revenue, open purchase order commitments, other commitments or obligations to customers, and liabilities under development agreements.

            "Year-End Balance Sheet" has the meaning specified in Section 1.5.

     11.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all other financial data submitted pursuant to this Agreement shall be prepared and calculated in accordance with such principles.


                                  ARTICLE XII

                                 MISCELLANEOUS

     12.1 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of the Seller, the Company, Holdco Sub, Holdco, any Investor, any Indemnified Party, or any holder of the Subordinated Notes or the Preferred Stock, in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     12.2   TERMINATION.  This Agreement may be terminated prior to the Closing
(i) by the mutual consent of the parties hereto; (ii) by the Seller and the Company if there has been a material misrepresentation or material breach on the part of any of the Investors, Holdco or Holdco Sub in the representations and warranties of the Investors, Holdco or Holdco Sub set forth herein, which, if curable, has not been cured within 10 business days after notice thereof by Seller; (iii) by Investors, Holdco, Holdco Sub, if there has been a material misrepresentation or material breach on the part of the Company or the Seller in the representations, warranties and covenants of Seller or the Company set forth herein, which, if curable, has not been cured within 10 business days after notice thereof by Investors; and (iv) by any party hereto, if the Closing does not occur by January 31, 1996 for any reason. Upon termination of this Agreement, no party shall have any further obligations or liability hereunder. Sections 12.5, 12.13 and 12.14 alone shall survive the termination of this Agreement.

     12.3 AMENDMENTS, WAIVERS AND CONSENTS. Any provision in this Agreement to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein or therein set forth may be omitted or waived, if each of the Seller, the Company, Holdco, Holdco Sub and the Investors shall consent in writing. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     12.4 ADDRESSES FOR NOTICES, ETC. Any notices and other communications required or permitted under this Agreement shall be effective if in writing and delivered personally or sent by telecopier, Federal Express or registered or certified mail, postage prepaid, addressed as follows:

If to the Seller or the Company          Radius Inc.
(prior to the Closing), to:              215 Moffet Park Drive
                                         Sunnyvale, California 94089-1374
                                         Telecopier:  (408) 541-5105
                                         Attention:  Charles Berger

     with a copy to:                     Gordon Davidson, Esq.
                                         Fenwick & West
                                         Two Palo Alto Square, Suite 800
                                         Palo Alto, California 94306
                                         Telecopier: (415) 857-0361

If to the Company or Holdco              Splash Technology, Inc. or Splash
(after the Closing), to:                 Technology Holdings, Inc.
                                         c/o Radius Inc.
                                         215 Moffet Park Drive
                                         Sunnyvale, California 94089-1374
                                         Telecopier:  (408) 541-5015
                                         Attention:  Kevin Macgillivray

If to the Investors, Holdco (before      Summit Partners
the Closing), or Holdco Sub, to:         499 Hamilton Avenue, Suite 200
                                         Palo Alto, California 94301

                                         Telecopier:  (415) 321-1188
                                         Attention:  Gregory M. Avis

     with a copy to:                     Jeffrey D. Saper, Esq.
                                         Wilson Sonsini Goodrich & Rosati
                                         650 Page Mill Road
                                         Palo Alto, California 94304-1050
                                         Telecopier:  (415) 493-6811

     Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date delivered, if delivered personally,
(b) two business days after being sent, if sent by Federal Express, (c) one business day after being sent, if sent by telecopier with confirmation of good transmission and receipt, and (d) three business days after being sent, if sent by registered or certified mail. Each of the parties herewith shall be entitled to specify another address by giving notice as aforesaid to each of the other parties hereto.

     12.5 COSTS, EXPENSES AND TAXES. Holdco agrees to pay on demand all costs and expenses of the Investors in connection with the investigation, preparation, execution and delivery of this Agreement and any other instruments and documents to be delivered hereunder and the consummation of the Merger and all other transactions contemplated hereby and thereby, including the fees and out-of-pocket expenses of Wilson Sonsini Goodrich & Rosati, P.C., counsel for Investors, fees for any government filings required by any of the transactions contemplated hereby, and to pay the legal expenses of the Investors, if this transaction is completed. In addition, if the Closing occurs, the Seller shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and instruments and documents to be delivered hereunder and the consummation of the transactions hereunder, and agrees to hold the Investors harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and filing fees.

     12.6 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company, the Seller, Holdco, Holdco Sub and Investors and their respective successors and assigns, except that no party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the other parties.

     12.7 PRIOR AGREEMENTS. This Agreement, including all Exhibits hereto and the Disclosure Letter, constitutes the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

     12.8 SEVERABILITY. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

     12.9 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California without regard to principles of conflicts of law.

     12.10 HEADINGS. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     12.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     12.12 FURTHER ASSURANCES. From and after the date of this Agreement, upon the reasonable request of the Investors, the Seller, the Company and each of their subsidiaries shall execute and deliver such instruments, documents and other writings as may be necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

     12.13 CONFIDENTIALITY. Until the date of Closing, any information relating to the terms of this Agreement and the transactions contemplated hereby shall be treated as confidential and shall not be disclosed, by any of the parties hereto, to a third party without the consent of the board of directors of the Seller and the mutual consent of the Investors except as otherwise required by federal securities laws. The parties hereto agree to request that any federal or state security regulator treat as confidential any information submitted to such regulator with respect to the transactions contemplated by this Agreement.

     12.14 PRESS RELEASE. No party hereto shall release a press release relating to this Agreement or any of the transactions or documents contemplated hereby without first submitting a copy of such press release to the other parties hereto and obtaining the prior approval of such other parties to any such press release, which approval shall not be unreasonably withheld.

     12.15 INDEMNIFIED PARTIES. The Indemnified Investor Parties and Indemnified Seller Parties that are not parties to this Agreement shall be third parties beneficiaries hereof for the purposes of Article X.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized and in accordance with Section 1102 of the DGCL, as of the date first above written.

                             SELLER:

                             RADIUS INC.,
                             a California corporation


                             By:  /s/ Charles W. Berger
                                  ----------------------------------------
                             Name:  Charles W. Berger
                             Title:  Chairman and CEO

                             COMPANY:

                             SPLASH TECHNOLOGY, INC.
                             a Delaware corporation


                             By:  /s/ Charles W. Berger
                                  ---------------------------------------
                             Name:  Charles W. Berger
                             Title:  Chairman and CEO

                             HOLDCO:

                             SPLASH TECHNOLOGY HOLDINGS,INC.
                             a Delaware corporation


                             By:  /s/ Gregory M. Avis
                                  ---------------------------------------
                             Name:
                             Title:

                             HOLDCO SUB:

                             SPLASH MERGER COMPANY, INC.
                             a Delaware corporation


                             By:  /s/ Gregory M. Avis
                                  ---------------------------------------
                                  Name:
                                  Title:

                                INVESTORS:

                                SUMMIT SUBORDINATED DEBT FUND, L.P.

                                By:  Summit Partners SD, L.P., General Partner
                                By:  Stamps, Woodsum & Co., III, General Partner


                                By:  /s/ Gregory M. Avis
                                     -------------------------------------------
                                     Name:
                                     General Partner


                                SUMMIT VENTURES IV, L.P.

                                By:  Summit Partners IV, L.P., General Partner
                                By:  Stamps, Woodsum & Co., IV, General Partner


                                By:  /s/ Gregory M. Avis
                                     -------------------------------------------
                                     Name:
                                     General Partner


                                SUMMIT INVESTORS II, L.P.


                                By:  /s/ Gregory M. Avis
                                     -------------------------------------------
                                     Name:
                                     General Partner